UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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The Walt Disney Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 19, 2003

To our Shareholders:

The 2003 annual meeting of shareholders of The Walt Disney Company will be held at the Colorado Convention Center, 700 14th Street, Denver, Colorado, on Wednesday, March 19, 2003, beginning at 10:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	Election of 13 directors, each for a term of one year;

(2)	Ratification of the appointment of the Company’s independent accountants for fiscal 2003;

(3)	Approval of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan;

(4)	Consideration of four shareholder proposals, if presented to the meeting; and

(5)	Any other matters that properly come before the meeting.

All holders of record of shares of Disney common stock (NYSE: DIS) at the close of business on January 21, 2003 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

David K. Thompson
Senior Vice President–Assistant General Counsel and Corporate Secretary

January 28, 2003
Burbank, California

500 South Buena Vista Street
Burbank, California 91521

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of The Walt Disney Company to be held on Wednesday, March 19, 2003, beginning at 10:00 a.m., at the Colorado Convention Center, 700 14th Street, Denver, Colorado, and at any postponements or adjournments thereof. This proxy statement is being mailed to shareholders on or about January 28, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company’s independent accountants, approval of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan and consideration of four shareholder proposals, if presented to the meeting. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on January 21, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Disney common stock?

Each outstanding share of Disney common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,042,346,854 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 1,021,173,428 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered shareholder (that is, if you hold your stock in certificate form or participate in the Walt Disney Investment Plan or Employee Stock Purchase Program), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on March 18, 2003.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

If you participate in the Disney Salaried Savings and Investment Plan, the ABC, Inc. Savings and Investment Plan, the go.com Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Disney common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company, by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received by March 14, 2003. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

You may also revoke previously given voting instructions by March 14, 2003 by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);
•	for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal 2003 (see Item 2);
•	for approval of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan (see Item 3); and
•	against approval of each of the shareholder proposals, if presented (see Item 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked

“ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

Based on a review of filings with the Securities and Exchange Commission, the Company is unaware of any holders of more than 5% of the outstanding shares of Disney common stock.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Executive Compensation Summary Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of January 21, 2003.

Name	Aggregate Number of Shares Beneficially Owned(1)(2)		Aggregate Number of Stock Units Beneficially Owned(3)	Acquirable Within 60 Days(4)	Percent of Class Outstanding(5)
Reveta F. Bowers(6)	1,150		7,235	34,850	*
John E. Bryson	1,500		6,722	3,600	*
Roy E. Disney	17,306,277		—	600,000	*
Michael D. Eisner	13,961,067	(7)	—	12,232,236	1.3%
Judith L. Estrin	20,910		—	12,000	*
Stanley P. Gold	11,528		12,416	36,000	*
Robert A. Iger	42,911		—	3,264,514	*
Monica C. Lozano	1,000		—	3,600	*
Robert W. Matschullat	8,000		—	0	*
Louis M. Meisinger(6)	510		—	352,903	*
George J. Mitchell	5,100		11,319	32,400	*
Peter E. Murphy	6,958		—	1,178,021	*
Thomas S. Murphy	1,611,350		14,334	30,000	*
Leo J. O’Donovan, S.J.	—		—	22,800	*
Sidney Poitier(6)	14,069		—	36,000	*
Thomas O. Staggs	15,352		—	1,350,821	*
Robert A.M. Stern(6)	1,015		9,222	18,000	*
Andrea L. Van de Kamp(6)	200		6,611	12,000	*
Raymond L. Watson	33,840		12,307	36,000	*
Gary L. Wilson	3,000		9,516	36,000	*
All directors and executive officers as a group (20 persons)	33,044,489		89,682	19,291,745	2.6%

*	Represents less than 1% of the outstanding common stock of the class.

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Eisner—21,600 shares owned by his wife, 9,600 shares held in a trust of which Mr. Eisner is the income beneficiary and 28,800 shares held as trustee for one of his sons;
•
Mr. Disney—768,960 shares held in trusts for the benefit of his children or grandchildren, of which Mr. Disney is the trustee; and 1,248 shares beneficially owned by Shamrock Holdings, Inc., of which both

Mr. Disney and his wife are officers and directors and the shares of which are held by Mr. Disney, his wife, certain of his children, trusts for the benefit of his children and custodial accounts for the benefit of certain of his children and grandchildren;

•	Mr. Gold—5,320 shares held by his wife and 1,248 shares beneficially owned by Shamrock Holdings, Inc., of which he is an officer and director;
•	Thomas Murphy—52,170 shares held in trust for the benefit of a non-family member and 1,320 shares owned by his wife; and
•	Mr. Staggs—900 shares held by a trust for the benefit of members of his family, of which he is trustee.

All directors and executive officers as a group disclaim beneficial ownership of a total of 889,918 shares.

(2)
For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of December 31, 2002: Mr. Eisner—28,711 shares; Mr. Iger—14,943 shares; Peter Murphy—2,278 shares; Mr. Staggs—5,280 shares; Mr. Meisinger—510 shares; and all executive officers as a group—51,722 shares.

(3)
Reflects the number of stock units credited as of December 31, 2002 to the account of each non-employee director participating in the Company’s 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock following termination of service, but do not have current voting or investment power.

(4)	Reflects the number of shares that could be purchased by exercise of options available at January 21, 2003 or within 60 days thereafter under the Company’s stock option plans.

(5)	Based on the number of shares outstanding at January 21, 2003.

(6)	Ms. Bowers, Ms. Van de Kamp and Messrs. Poitier and Stern are retiring from the Board of Directors as of the date of the annual meeting. Mr. Meisinger is also retiring from the Company.

(7)
Does not include 825,000 shares held by The Eisner Foundation, Inc., a charitable not-for-profit corporation, of which Mr. Eisner is one of five family trustees and in which neither he nor any other family members have any pecuniary interest.

Section	16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Roy Disney, who filed a report in January 2003 relating to seven gifts aggregating 79,571 shares made in December 2001 and January, March, May and July 2002; Michael Eisner, who filed a report in January 2003 relating to two transactions involving the transfer of an aggregate of 7,200 shares in January 2001 to a trust for the benefit of one of his sons, of which he is a trustee; director Monica Lozano, who filed a report in November 2002 with respect to 57 shares given to her children by a relative in 1997; and director Thomas Murphy, who filed two reports in January 2003 relating to three gifts made by him in the aggregate of 263,972 shares in January and August 2000 and December 2001 and correcting an error of 1,000 shares with respect to the reporting of another gift of 19,000 shares made in August 2001.

ITEM 1—ELECTION OF DIRECTORS

The current term of office of all of the Company’s directors expires at the 2003 annual meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors Standing for Election.  The directors standing for election at the annual meeting are:

John E. Bryson	Director since 2000

Mr. Bryson, 59, has served as Chairman of the Board, President and Chief Executive Officer of Edison International, the parent company of Southern California Edison, an electric utility, since 1990. He is also a director of The Boeing Company, Pacific American Income Shares, Inc. and Western Asset Funds, Inc.

Roy E. Disney	Director since June 1984; also from 1967 to March 1984

Mr. Disney, 73, has been Vice Chairman of the Board of Directors of the Company since 1984, and since November 1985 has also served as head of the Company’s animation department. In addition, Mr. Disney is Chairman of the Board of Shamrock Holdings, Inc., which, through its subsidiaries, is engaged in real estate development and the making of investments. Mr. Disney is a nephew of the late Walt Disney.

Michael D. Eisner	Director since 1984

Mr. Eisner, 60, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984. Prior to joining the Company, Mr. Eisner was President and Chief Operating Officer of Paramount Pictures Corp., which was then a wholly owned subsidiary of Gulf+Western Industries, Inc. Prior to joining Paramount in 1976, Mr. Eisner was Senior Vice President, Prime Time Programming, for ABC Entertainment, a division of the American Broadcasting Company, Inc., with responsibility for the development and supervision of all prime-time series programming, limited series movies made for television and the acquisition of talent.

Judith L. Estrin	Director since 1998

Ms. Estrin, 48, is President and Chief Executive Officer of Packet Design, LLC, a company that she co-founded in May 2000 to develop networking technology. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of hardware and software to link computer systems, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She is also a director of FedEx Corporation, an international provider of transportation and delivery services, and Sun Microsystems, Inc., a supplier of network computing products.

Stanley P. Gold	Director since 1987; also from June to September 1984

Mr. Gold, 60, is President and Chief Executive Officer of Shamrock Holdings, Inc., an investment firm, and Shamrock Capital Advisors, Inc. He also serves as Chairman of Tadiran Wireless Communication Industries, Ltd., a manufacturer of wireless communications products, and is a director of Pacific Dunlop Limited, a diversified manufacturer of healthcare products and tires.

Robert A. Iger	Director since 2000

Mr. Iger, 51, has served as President and Chief Operating Officer of the Company since January 2000, having previously served as President of Walt Disney International and Chairman of the ABC Group. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City.

Monica C. Lozano	Director since 2000

Ms. Lozano, 46, is President and Chief Operating Officer of La Opinión, the largest Spanish-language newspaper in the Los Angeles metropolitan area, and Vice President of its parent company, Lozano Communications, Inc. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She is a trustee of SunAmerica Asset Management Corporation and a director of Union Bank of California, the California Health Care Foundation and Tenet Healthcare Corporation.

Robert W. Matschullat	Director since 2002

Mr. Matschullat, 55, a private equity investor, served from October 1995 until June 2000 as Vice Chairman of the Board of The Seagram Company Ltd., a global company with entertainment and beverage operations. He also served as Chief Financial Officer of Seagram until January 2000. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was one of six management members of the Morgan Stanley Group board of directors. He is also a director of The Clorox Company and McKesson Corporation.

George J. Mitchell	Director since 1995

Senator Mitchell, 69, is a partner of the law firm of Piper Rudnick LLP in Washington, D.C. and senior counsel to Preti, Flaherty, Beliveau & Pachios in Portland, Maine. He previously served as Chairman of the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C., which merged with Piper Rudnick in October 2002. He served as a United States Senator from 1980 to 1995, and was Senate Majority Leader from 1989 to 1995. He is a director of FedEx Corporation, a provider of transportation and delivery services; Staples, Inc., an office supply company; and Starwood Hotels & Resorts. He has also served as Chairman of the Peace Negotiations in Northern Ireland and the International Fact-Finding Committee on Violence in the Middle East.

Thomas S. Murphy	Director since 1996

Mr. Murphy, 77, was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. for 24 years from 1966 to 1990 and from February 1994 until his retirement in February 1996. Mr. Murphy is also a director of Doubleclick Inc., a provider of Internet advertising services.

Leo J. O’Donovan, S.J.	Director since 1996

Fr. O’Donovan, 68, is President Emeritus of Georgetown University, having served as President of the University from 1989 until 2001. He has served on a number of higher education boards, including that of the Association of Catholic Colleges and Universities, and was a member of the Steering Committee of Presidents for the America Reads initiative. He also is a former member of the National Council on the Arts of the National Endowment for the Arts, past chair of the Consortium on Financing Higher Education and past president of the Catholic Theological Society of America.

Raymond L. Watson	Director since 1974

Mr. Watson, 76, has served as Chairman of the Executive Committee of the Company’s Board of Directors since 1984 and was Chairman of the Board of the Company from May 1983 to September 1984. Since 1986, Mr. Watson has been Vice Chairman of the Board of The Irvine Company, a land development company. From 1985 to 1986, he was Regents Professor in the Graduate School of Management at the University of California, Irvine. Mr. Watson is also chairman of the Public Policy Institute of California, a non-profit public policy research institute.

Gary L. Wilson	Director since 1985

Mr. Wilson, 63, has been Chairman of the Board of Directors of Northwest Airlines Corporation since 1997, having served as Co-Chairman of the Board of Directors from 1991 to 1997 and as a director since 1989. From 1985 through 1989, he was Executive Vice President and Chief Financial Officer of the Company. Mr. Wilson is a director of CB Richard Ellis, Inc., a commercial real estate services company, and Yahoo! Inc., an Internet communications, commerce and media company. He also serves on the board of trustees of Duke University and the board of overseers of the Wharton School at the University of Pennsylvania.

Retiring Directors.  Four members of the Board of Directors who served during fiscal 2002 are retiring from service as of the date of the annual meeting: Reveta Bowers, a director since 1993; Sidney Poitier, a director since 1994; Robert A.M. Stern, a director since 1992; and Andrea Van de Kamp, a director since 1998.

How are directors compensated?

Base Compensation.  Each non-employee director receives an annual retainer of $45,000 and a fee of $1,000 per Board or Committee meeting attended. Committee chairs receive an additional annual retainer of $3,500. Under the Company’s 1997 Non-Employee Directors Stock and Deferred Compensation Plan, non-employee directors may elect, on an annual basis, to receive all or part of their retainer and meeting fees in common stock, distributed after the end of each calendar year, or to defer all or part of their compensation until the termination of their service as a director. Deferred compensation may be maintained, at the participating director’s election, in a cash or stock unit account. (For a description of the plan, an amended version of which is being presented for shareholder approval at the annual meeting, see “Approval of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan” below.) Directors who are also employees of the Company receive no additional compensation for service as a director.

The Company does not provide retirement benefits to directors under any current program. Three directors are eligible for benefits under a retirement policy terminated as of December 31, 1994, based upon their years of service through that date: Mr. Gold will be entitled to receive 70% of the annual retainer fee payable to non-employee directors each year for the seven years following his retirement, Mr. Watson will be entitled to receive 100% of that fee for the 19 years following his retirement and Mr. Wilson will be entitled to receive 50% of that fee for the five years following his retirement.

Options.  Each non-employee director receives an automatic grant, on March 1 of each year, of options to purchase 6,000 shares of the Company’s common stock. For fiscal 2002, Ms. Bowers, Ms. Estrin, Ms. Lozano, Ms. Van de Kamp, Fr. O’Donovan and Messrs. Bryson, Gold, Mitchell, Murphy, Poitier, Stern, Watson and Wilson received grants under this plan. Each option grant, vesting in equal installments over five years and having a ten-year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $23.40 in the case of options granted in 2002. In the event of termination of service by reason of mandatory retirement or permanent disability, the options continue to vest in accordance with its original schedule. In the event of termination of service by reason of death, the options vest immediately. In either case, the options remain exercisable for five years following termination, but in no event longer than the original expiration date of the option.

How often did the Board meet during fiscal 2002?

The Board of Directors met seven times and acted once by unanimous written consent during fiscal 2002. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

What committees has the Board established?

The Board of Directors has standing Executive, Compensation, Audit and Governance and Nominating Committees. The following table sets forth Committee memberships as of the date of this proxy statement.

BOARD COMMITTEE MEMBERSHIP

Director	Executive Committee	Compensation Committee	Audit Committee	Governance and Nominating Committee
Reveta F. Bowers
John E. Bryson		*		**
Roy E. Disney	*
Michael D. Eisner	*
Judith L. Estrin		**		*
Stanley P. Gold
Robert A. Iger
Monica C. Lozano			*	*
Robert W. Matschullat			**
George J. Mitchell
Thomas S. Murphy	*
Leo J. O’Donovan, S.J.		*	*
Sidney Poitier		*
Robert A.M. Stern
Andrea L. Van de Kamp			*
Raymond L. Watson	**		*
Gary L. Wilson				*

*	Member.
**	Chair.

Audit Committee.  The functions of the Audit Committee and its activities during fiscal 2002 are described below under the heading Report of the Audit Committee. The Committee met six times during fiscal 2002. All current members of the Audit Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. John Bryson served as a member of the Committee during a portion of the year. Because Mr. Bryson’s wife was employed by Lifetime Entertainment Services, in which the Company has an indirect 50% interest, Mr. Bryson may not have been deemed “independent” under the Exchange’s existing rules, as in effect at the time. Accordingly, Mr. Bryson resigned from the Committee in November 2002.

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Governance and Nominating Committee met four times during fiscal 2002.

Compensation Committee.  The Compensation Committee is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs, including pensions, for the Chief Executive Officer and those who report directly to him; reviewing, approving and administering the Company’s incentive compensation and stock option plans and certain other compensation plans; advising the Board of Directors and making recommendations with respect to such plans; and approving certain employment contracts. In fiscal 2002, the Compensation Committee met seven times. During fiscal 2002, a separate committee, the Executive Performance Subcommittee, was charged with reviewing, approving, administering and giving advice and recommendations to the Board with respect to performance-based and other compensation of corporate officers who are, or who are likely to become, subject to Section 162(m) of the Internal Revenue Code. (Section 162(m) limits the deductibility for federal income tax purposes of compensation in excess of $1,000,000 per year paid to a corporation’s chief executive officer and four other most highly compensated executive officers, unless certain conditions are met.) The Subcommittee met five times during fiscal 2002. It was dissolved in December 2002 and its responsibilities returned to the Compensation Committee, including responsibility for performance-based compensation under Section 162(m).

Executive Committee.  The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board. In fiscal 2002, the Executive Committee held no meetings, but took action by unanimous written consent four times.

Who is the Board’s presiding director?

In December 2002, the Board of Directors created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. The non-management members of the Board of Directors have designated George Mitchell to serve in this position until the Company’s 2004 annual meeting of shareholders. Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, The Walt Disney Company, 500 S. Buena Vista Street, Burbank, California 91521-0931.

Certain Relationships and Related Transactions

During fiscal 2002, Jennifer Gold, a daughter of director Stanley Gold, was employed by a Company subsidiary as a senior marketing manager. Ms. Gold was paid an aggregate salary and bonus of $94,533 for her services during the year. Director Ray Watson’s son, David Watson, worked as executive director for new media for a Company subsidiary during the year, receiving an aggregate salary and bonus of $175,917.

Director John Bryson’s wife, Louise Bryson, serves as Executive Vice President – Affiliate Sales and Marketing for Lifetime Entertainment Television, a cable television programming service in which the Company has an indirect 50% equity interest. Ms. Bryson received an aggregate salary (including car allowance) of $386,483 for her services with Lifetime during fiscal 2002. She is also eligible for a discretionary annual bonus, although as of the date of this report no bonus determination for 2002 had yet been made by Lifetime with respect to Ms. Bryson. By agreement among the Company, Lifetime and Lifetime’s other equity owner, The Hearst Corporation, neither the Company nor any of its employees or affiliates participates in any decisionmaking at Lifetime with respect to Ms. Bryson’s performance or compensation.

The Company paid a net amount of $623,782 to Air Shamrock, Inc. as reimbursement for use of an Air Shamrock aircraft for business travel during fiscal 2002 by Vice Chairman Roy Disney, during which he was frequently accompanied by other Company directors and/or employees. Payment was based on an independent evaluation obtained by the Company of the average incremental cost of operating that type of aircraft, plus an allowance for incidental expenses, which together formed the basis for an agreed maximum reimbursement rate. Air Shamrock is owned by Shamrock Holdings, Inc., of which Mr. Disney is a director and which is wholly owned by Mr. Disney and his children and trusts for their and his grandchildren’s benefit. Director Stanley Gold is also a director of Air Shamrock, Inc. and President and Chief Executive Officer of Shamrock Holdings, Inc.

Company President Robert Iger’s father-in-law, Eugene Bay, is a principal of Eugene Bay Associates, Inc., a marketing company that has been retained by the Company’s subsidiary ESPN, Inc. since 1990 (prior to Mr. Iger’s marriage to Mr. Bay’s daughter) to provide sports marketing services. Mr. Bay’s company received a total of $69,892 for services provided during fiscal 2002.

The Company’s Disney Vacation Club subsidiary paid director Robert Stern’s firm, Robert A.M. Stern Associates, an aggregate of $45,294 in fees and expenses during fiscal 2002 for architectural services originally contracted for in a prior year. In addition, Mr. Stern’s firm received a total of $60,374 in fees and expenses from Euro Disney S.C.A. during the year for development services. Mr. Stern is retiring from the Board as of the date of the 2003 annual meeting.

During fiscal 2002, the Company paid the law firm of Verner, Liipfert, Bernhard, McPherson & Hand, of which Senator Mitchell was chairman, a total of $442,872 in fees and expenses for legal and regulatory services. Of this total, $363,055 related to work performed in fiscal 2001 or the first quarter of 2002. No services were provided after May 2002. In October 2002, Verner, Liipfert, Bernhard, McPherson & Hand merged with Piper Rudnick LLP, and Mr. Mitchell relinquished his position as chairman. The Company is not retaining Piper Rudnick LLP for any further services.

The Company’s subsidiary ABC, Inc. makes an office and secretarial services available to director Thomas Murphy, who served as Chairman of the Board of Capital Cities/ABC, Inc. prior to its acquisition by the Company in 1996. ABC, Inc. also provides Mr. Murphy with a leased car and a driver. The aggregate cost to the Company of the secretarial and transportation services in fiscal 2002 was approximately $205,150; Mr. Murphy’s office did not represent an incremental expense to the Company, but represented an internal cost allocation of approximately $62,500.

During fiscal 2002, the Company made a contribution of $5,000,000 through The Performing Arts Center of Los Angeles County to Walt Disney Concert Hall I, a California not-for-profit corporation. The contribution was the fourth equal installment of a $25,000,000 pledge under a pledge agreement, dated November 26, 1997, for the development of The Walt Disney Concert Hall and The Roy O. and Edna F. Disney CalArts Theater in downtown Los Angeles, California. Director Andrea Van de Kamp serves as Chairman and Chief Executive Officer of The Performing Arts Center, and was a director of Walt Disney Concert Hall I until November 2002. Ms. Van de Kamp was not a member of the Company’s Board of Directors at the time of the Company’s pledge. Ms. Van de Kamp is retiring from the Board of Directors as of the date of the 2003 annual meeting.

Independence of Directors

In December 2002, the Board of Directors adopted a revised set of Corporate Governance Guidelines, addressing, among other things, standards for evaluating the independence of the Company’s directors. The full text of the Guidelines can be found in the Investor Relations section of the Company’s website. A copy may also be obtained upon request from the Company’s Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in December 2002. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates and equity investees, including those reported under “Certain Relationships and Related Transactions” above. The Board also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Michael Eisner, Robert Iger and Roy Disney, who are employees of the Company; and Stanley Gold, who is an officer and director of, and receives compensation from, a firm that provides investment management services to Mr. Disney and his family. The Board also determined that retiring directors Reveta Bowers, Sidney Poitier and Andrea Van de Kamp met the Company’s standards of independence, while retiring director Robert Stern, whose firm provides architectural services to Mr. Eisner, did not.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board of Directors, as revised in December 2002, specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements;
•	the adequacy of the Company’s system of internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications and independence of the Company’s independent auditors; and
•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

(The full text of the Committee’s new charter is attached to this proxy statement as Annex 1.)

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;
•
supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, approving significant non-audit services, and confirming the independence of the independent auditors; and

•
overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met six times during fiscal 2002. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal management auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2002, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission. (The Committee’s current Chairman, Robert W. Matschullat, joined the Board of Directors in December 2002 and thus did not participate in the Committee’s activities during or with respect to fiscal 2002.)

Members of the Audit Committee

Monica C. Lozano
Leo J. O’Donovan, S.J.
Andrea L. Van de Kamp
Raymond L. Watson

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of the Company’s annual financial statements for fiscal 2002, and fees billed for other services rendered by PwC for fiscal 2002. In January 2002, the Company announced that it would not enter into any new consulting contracts with its independent auditors. The consulting fees shown below in items 2 and 3(ii) below, totaling $40.8 million, reflect payments made during the year with respect to services contracted for and commenced prior to the announcement. Effective October 1, 2002, PwC sold its consulting business, including the business unit providing these services, to IBM; as a result, these services are no longer being provided by PwC.

	(In millions)
(1) Audit fees		$10.5
(2) Financial information systems design and implementation consulting (a)		23.3
(3) All other fees:
(i) Other audit-related and tax services (b)	9.9
(ii) Other information system design and process improvements consulting (c)	17.5

Total all other fees		27.4

(a)	Consulting services for Company-wide financial information systems.

(b)
Principally audits of employee benefit plans and other entities, assurance services provided in connection with SEC registration statements and other securities offerings, services with respect to internal controls and tax-related services related primarily to tax compliance (including U.S. federal and international returns) and tax examination assistance.

(c)	Consulting services primarily for Company-wide non-financial information systems and process improvement projects.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Executive Compensation

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

What is the Company’s philosophy of executive officer compensation?

The Company’s compensation program for executives consists of three key elements:

•	a base salary;
•	a performance-based annual bonus, which may be payable in cash or shares of stock (or stock units) or both; and
•	periodic grants of stock-based compensation, such as stock options and/or shares of restricted stock or restricted stock units, which may be subject to performance-based vesting requirements.

Under this approach, compensation for these officers involves a high proportion of pay that is “at risk,” in the form of the annual bonus, which takes into account personal performance but is also based, in significant part, on Company performance. Annual bonuses may be deferred in part or in whole and may be paid in the form of stock or stock units subject to time-based vesting requirements. In addition, stock-based compensation such as stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s shareholders. The other form of stock-based compensation currently used by the Company, the performance-based stock units described below, is subject to the achievement of specific performance goals.

We believe that this three-part approach best serves the interests of the Company and its shareholders. It enables the Company to meet its requirements for management and creative talent while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders.

Base Salary.  Base salaries for the Company’s executive officers other than the Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by the Chief Executive Officer, taking into account such factors as salary norms in comparable businesses (e.g., large publicly held corporations, including major entertainment companies), a subjective assessment of the nature of the position and the contribution and experience of the officer. All recommendations in excess of specified levels are subject to approval by the Compensation Committee. During fiscal 2002, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed by a separate committee, the Executive Performance Subcommittee, which was dissolved in December 2002. Under Mr. Eisner’s direction, President and Chief Operating Officer Robert Iger reviewed all such salary recommendations with the Committee or the Subcommittee, as applicable, while Mr. Eisner reviewed all recommendations relating to Mr. Iger.

Annual Bonus.  Awards of annual bonuses to executive officers who are subject to Section 162(m) of the Internal Revenue Code are granted under the Company’s 2002 Executive Performance Plan, which was approved by shareholders at the Company’s 2002 annual meeting. This plan, which provides for performance-based bonuses for executives who are “covered employees” under Section 162(m), permits the payment of annual bonus awards in shares, restricted stock or stock units as well as cash. The plan was administered during fiscal 2002 by the Executive Performance Subcommittee, although final bonus determinations were made by the Compensation Committee in December 2002, following the dissolution of the Subcommittee.

Setting Targets.  Under the plan, the Committee establishes specific annual overall Company performance target(s) applicable to each covered executive officer. The performance target(s) may be based on one or more of the following business criteria, or any combination thereof, on a consolidated basis:

•	net income or adjusted net income;
•	return on equity or adjusted return on equity;
•	return on assets or adjusted return on equity, or
•	earnings per share (diluted) or adjusted earnings per share (diluted).

The plan generally contemplates that if “adjusted net income” is selected as the applicable business criterion, adjustments will be made to eliminate, in whole or in part, the impact of the following items; (1) changes in accounting principles that become effective during the performance period; (2) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, excluding early extinguishment of debt, and (3) the disposition of a business, in whole or in part. In addition, the Committee may determine, at the time the target is established, that additional adjustments will be made to take into account, in whole or in part, any one or more of the following: (a) gain or loss from all or certain claims and/or litigation and insurance recoveries, (b) the impact of impairment of tangible or intangible assets, (c) restructuring activities reported in the Company’s public filings and (d) the impact of investments or acquisitions. In each case, the target for each year, including any applicable adjustments, must be established while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m).

Setting Maximum Awards.  At the same time, the Committee establishes an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. The maximum annual bonus under the plan for any fiscal year may not exceed $10,000,000 or, if less, ten times the executive’s base salary ($15,000,000 or, if less, 15 times base salary, in the case of the Chief Executive Officer) or $50,000,000 ($75,000,000 in the case of the Chief Executive Officer) over the five-year term of the plan. (However, the Committee is also authorized under the plan to make awards outside of the annual bonus program that are designed to meet the requirements of Section 162(m) in the form of restricted stock and restricted stock unit awards (see “Performance-Based Stock Units” below).) The maximum annual bonus amounts were set above the Company’s historical bonus levels for executives other than the Chief Executive Officer because the Section 162(m) regulations allow only “negative discretion” in respect of this type of plan.

Determining Bonus Amounts.  Within the plan terms, the Committee determines the actual amount of each bonus, the form in which it will be paid (cash, shares of stock or stock units, or a combination thereof) and whether payment or vesting of all or a portion of the bonus will be deferred. The Committee may also exercise “negative discretion” to reduce bonuses otherwise payable under the objective formula, to the extent that the Committee believes such a reduction is warranted by the specific circumstances of Company and personal performance during the year.

Early in fiscal 2002, the Executive Performance Subcommittee established an overall performance target for the year based upon the achievement of a specified level of “adjusted net income,” including all of the adjustments described above, although none of them had a significant effect on the final determination of achievement of the performance target. After the end of the fiscal year, the Compensation Committee determined that the 2002 target had been achieved and that bonuses would be paid under the plan, subject to the Committee’s exercise of negative discretion, to the executive officers subject to the plan. The amounts of the bonuses, as set forth in the Executive Compensation Summary Table, were determined by the Committee pursuant to their exercise of this negative discretion. With respect to the bonus awarded to the Chief Executive Officer, see “How is the Company’s Chief Executive Officer Compensated?” below. With respect to each other executive officer, the Committee took into account, among other factors, a review of compensation paid for comparable positions at other large, publicly held corporations and the assessment and recommendations of the Chief Executive Officer. In addition to the year-end bonuses, the Executive Performance Subcommittee awarded a special bonus of $200,000 during the year to Louis Meisinger, outside of the 2002 Executive Performance Plan.

For fiscal 2002, the Committee decided to pay a substantial portion of annual bonuses to Section 162(m) officers in the form of stock unit awards that are subject to time-based vesting requirements (see Note 1 to the Executive Compensation Summary Table below. These awards are subject to acceleration of vesting in the event of death, permanent disability or change in control of the Company followed by termination of employment in certain circumstances. The Committee believes that these awards, which may be paid in cash or shares at the election of the Company, satisfy the requirements of Section 162(m). The stock units have no voting rights unless and until paid in shares of common stock. Any dividends paid on the Company’s stock while the stock units are outstanding are deemed reinvested as stock units. By granting these stock unit awards, the Committee sought to enhance the retention effect of the bonus program. These awards should be distinguished from those described below under “Performance-Based Stock Units,” which are not part of the annual bonus program and function as a form of incentive compensation because of their performance-based requirements for vesting, although the Committee believes they also provide significant support to the Company’s efforts to ensure retention of key executives subject to Section 162(m).

For bonus-eligible executives other than “covered employees” under Section 162(m), the Company’s Chief Executive Officer and President and Chief Operating Officer develop a Company-wide bonus pool for each fiscal year. The size of the bonus pool is based upon a subjective assessment of overall Company and individual business unit performance as compared to both budgeted and prior fiscal year performance and the extent to which the Company achieved its overall financial goals. In addition, in fiscal 2002 particular consideration was given to the need to promote employee retention. The amount of the bonus pool is subject to the approval of the Compensation Committee. Once the overall bonus pool is approved, the Company’s senior management makes individual bonus recommendations to the Compensation Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to their business unit and to the Company’s overall performance.

For fiscal 2002, the Committee also granted stock unit awards outside of the annual bonus program to certain key executives of the Company and its subsidiaries who are not subject to Section 162(m). These awards vest 50% after two years and the remainder two years thereafter, and are not subject to any performance targets. The Committee granted these awards primarily as employment retention incentives for these employees.

Stock Options.  During fiscal 2002, the Compensation Committee and Executive Performance Subcommittee continued to operate under guidelines for stock option grants adopted in fiscal 2000, which are generally applicable to all eligible employees. Under these guidelines, stock option grants are generally made on an annual basis in amounts that take into account such factors as market data on total compensation packages, the value of stock option grants at targeted external companies, total shareholder return, share usage and shareholder dilution. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. A grantee who receives a special grant that exceeds the typical annual-grant level will generally not be eligible for annual grants for two to five years or until he or she is promoted, enters into a new employment agreement or is within twelve months of full vesting, unless the Committee specifically determines otherwise. The Compensation Committee does not automatically include officers subject to Section 162(m) in the annual grant program for each year.

In carrying out these option guidelines for fiscal 2002, Mr. Iger, under the direction of Mr. Eisner, recommended the number of options for each annual grant, in most cases within a range associated with the individual’s position and salary level. Recommendations for supplemental grants were made for certain key employees, including Messrs. Murphy, Staggs and Meisinger, to address retention concerns. The grant of options to Mr. Iger was made upon the recommendation of Mr. Eisner, to recognize the significant increase in Mr. Iger’s responsibilities following his promotion to the position of President and Chief Operating Officer and in connection with the extension of his employment agreement during the year. See “Employment Agreements—Robert A. Iger” below. The resulting grants are set forth below under “Option Grants for Fiscal 2002.” In determining the amount of Mr. Iger’s award, which was based in part on information provided by an independent compensation consultant, the Committee took into account, among other factors, the overall compensation packages of executives at a number of other large corporations, including in particular major media companies, whose responsibilities the Committee believes are generally comparable to those of Mr. Iger.

All decisions to grant stock options are in the sole discretion of the Compensation Committee (or the Executive Performance Subcommittee, as applicable in fiscal 2002). While options typically vest over a minimum four- or five-year period, options granted to certain executive officers may have shorter or longer vesting periods. Most options are granted with exercise prices equal to the market value of the Company’s common stock on the date of grant, although the Committee has the power to grant options at above-market exercise prices, as it did with respect to options granted to the Company’s Chief Executive Officer in 1997.

Performance-Based Stock Units.  Under the 2002 Executive Performance Plan, the Committee is also authorized to grant restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m). In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied, and restricted stock units are awards denominated in shares of the Company that are payable to a participant in cash or shares upon satisfaction of conditions specified by the Committee.

In April 2002, the Executive Performance Subcommittee awarded performance-based restricted stock unit awards under the 2002 Executive Performance Plan to certain executive officers of the Company subject to Section 162(m) in the amounts and subject to the terms and conditions set forth below under “Long-Term Incentive Plans—Awards in Fiscal 2002.” The Subcommittee made the awards as performance-based compensation in order to comply with the requirements of Section 162(m) and to provide specific incentive compensation focused on mid-range performance periods (i.e., in the two- to four-year range). Vesting requirements are based upon the continued employment of the recipient and the attainment of performance targets for a two-year performance period comprised of fiscal years 2003 and 2004 and a second two-year performance period comprised of fiscal years 2005 and 2006. In accordance with Section 162(m), the target for the first performance period was set within the first 90 days of fiscal 2003 on the basis of “adjusted net income” as provided under the 2002 Executive Performance Plan. The target for the second two-year performance period will be set within the first 90 days of fiscal 2005. Subject to satisfaction of all requirements applicable to the relevant period, 50% of the stock units vest after the first performance period and the remainder vest after the second period. The stock units are payable in cash or shares of Company common stock in the Company’s discretion within 30 days following satisfaction of vesting conditions. The stock units have no voting rights unless and until paid in shares of common stock. Any dividends paid on the Company’s common stock while the stock units are outstanding are deemed reinvested as stock units. Accelerated vesting occurs under the awards upon a change in control of the Company followed by termination in certain circumstances, or upon death or permanent disability, regardless of whether any performance periods have been completed.

The Committee believes that, given the performance-based nature of the awards and the relevant performance periods, the awards are an effective complement to the stock option and annual bonus elements of compensation also currently provided to executive officers. In determining the specific amount of the awards, among other factors the Committee took into account in particular the retention effect of the awards, which are generally less subject to volatility caused by external market forces than stock options. Mr. Eisner was not included in the stock unit award program because of his close coordination with the Subcommittee in the establishment of these awards and the amounts thereof.

How is the Company’s Chief Executive Officer compensated?

As Chief Executive Officer, Mr. Eisner is compensated pursuant to an employment agreement entered into in January 1997 and amended in June 2000. The agreement extends through September 30, 2006, subject to earlier termination under certain circumstances. Mr. Eisner’s employment agreement provides for an annual base salary of $1,000,000; bonuses, if any, are determined pursuant to the Company’s 2002 Executive Performance Plan. For fiscal

2002, the Compensation Committee awarded Mr. Eisner a bonus of $5,000,000, payable, at Mr. Eisner’s suggestion, entirely in stock units. The number of stock units was calculated on the basis of the price of the Company’s common stock at January 27, 2003, the effective date of the grant. These stock units are subject to vesting over the remaining term of his employment agreement. (See note 1 to the Executive Compensation Summary Table below.) In determining the amount and form of Mr. Eisner’s bonus, the Committee took into account the effectiveness and quality of Mr. Eisner’s leadership of the Company in a difficult economic environment that challenged all of the Company’s major businesses, and in particular Mr. Eisner’s ongoing efforts to set the groundwork for strengthening the Company’s future performance. These efforts included the development of new strategies to enhance the performance of the Parks and Resorts business, continuing commitment to cost control and efficiency throughout the Company, and particularly in motion picture and television production operations, and expanded development of international business opportunities.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee expressly reserves the authority to approve non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Members of the Compensation Committee

John E. Bryson
Judith L. Estrin
Leo J. O’Donovan, S.J.
Sidney Poitier

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee as of the date of this proxy statement is or has been an officer or employee of the Company. Director John Bryson’s wife, Louise Bryson, serves as Executive Vice President – Affiliate Sales and Marketing for Lifetime Entertainment Television, a cable television programming service in which the Company has an indirect 50% equity interest. Ms. Bryson received an aggregate salary (including car allowance) of $386,483 for her services with Lifetime during fiscal 2002. She is also eligible for a discretionary annual bonus, although as of the date of this report no bonus determination for 2002 had yet been made by Lifetime with respect to Ms. Bryson. By agreement among the Company, Lifetime and Lifetime’s other equity owner, The Hearst Corporation, neither the Company nor any of its employees or affiliates participates in any decisionmaking at Lifetime with respect to Ms. Bryson’s performance or compensation.

During fiscal 2002, director Raymond Watson, who served as Chairman of the Board of Directors of the Company from May 1983 to September 1984, was a member of the Committee. Director Thomas Murphy, who also served on the Committee in fiscal 2002, was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. prior to its acquisition by the Company in 1996, but did not hold any office with the Company or its subsidiaries after the acquisition.

Employment Agreements

Michael D. Eisner.    Mr. Eisner serves as Chief Executive Officer of the Company pursuant to an employment agreement originally entered into on January 8, 1997, as amended and restated on June 29, 2000. The agreement provides for Mr. Eisner’s employment through September 30, 2006 (subject to earlier termination under certain circumstances as described below).

Under the agreement, Mr. Eisner currently receives a base salary of $1,000,000 per year, subject to possible increase by the Board. Bonus compensation to be paid to Mr. Eisner, if any, is determined pursuant to the Company’s 2002 Executive Performance Plan. In addition, in the event of termination of Mr. Eisner’s employment by the

Company in a manner that is a breach of the agreement or termination by him for “good reason” as described below, Mr. Eisner is entitled to receive post-termination annual bonuses for the full remaining term of the employment agreement and the 24-month period thereafter, with the 24-month period being subject to reduction to twelve months if he takes employment with another major entertainment company other than as an independent producer within twelve months of termination. Each such post-termination bonus would be in the amount of the greater of $6,000,000 or the average of the three highest bonuses in the last four years prior to termination. In the event of termination of employment as a result of death or disability or upon normal termination of the agreement in September 2006, Mr. Eisner will receive such bonuses for the fiscal year in which the termination occurs and for the 24 months following such fiscal year.

The Company has the right to terminate Mr. Eisner’s employment upon his death; illness or disability that has incapacitated him for six consecutive months; or “good cause,” which is defined as gross negligence, malfeasance or resignation without approval of the Company. Mr. Eisner has the right to terminate the agreement for “good reason” in the event he is not elected or retained as Chairman and Chief Executive Officer and a director of the Company, or the Company acts to reduce his duties and responsibilities materially or to change the location of the performance of his duties from the Los Angeles area. “Good reason” will not be deemed to exist by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity (a “business combination”), provided that Mr. Eisner continues to have the same authority with respect to the Company’s current businesses and that he reports directly to, and is retained as a member of, the board of directors of the acquiror or its parent entity (if there is one). In the event of any termination of Mr. Eisner’s employment by the Company without “good cause” or by Mr. Eisner for “good reason,” or in the event of his death or disability, all of Mr. Eisner’s options granted in connection with his employment agreement vest immediately and remain exercisable until the earlier of five years thereafter or their scheduled expiration dates, and he or his estate is entitled to a cash payment equal to the present value of the remainder of the salary and to the bonus payments provided for in his agreement as described above. In the event of any termination of employment for cause prior to a business combination, all of Mr. Eisner’s options, whether vested or unvested, terminate immediately. After a business combination, vested options terminate only in the event that Mr. Eisner voluntarily resigns. The employment agreement also provides for a death benefit to Mr. Eisner’s estate in the event of his death during the term of the agreement, in an after-tax amount equal to $3,000,000.

The agreement also provides for Mr. Eisner to serve as a consultant to the Company after expiration of the agreement at a fee to be mutually agreed, which may be nominal, plus continuation of the benefits and/or perquisites provided to him during his term as Chief Executive Officer, excluding any items that would conflict with laws, regulations and/or tax qualifications applicable to the Company’s group health, pension and employee welfare plans, and other than salary, bonuses and stock options, except as otherwise provided in the agreement with respect to certain specified continuing obligations (principally post-termination bonuses, as described above). Any such consulting agreement would be terminable by the Company if Mr. Eisner were to accept employment with a third party, render any services to a competitor or become disabled.

In the event that any payments to or benefits of Mr. Eisner would be subject to the excise tax for excess parachute payments, he will receive either the full amount of the payments or such lesser amount as would result in the greatest after-tax payment to him.

In connection with the original employment agreement, stock options were granted to Mr. Eisner on September 30, 1996 to acquire a total of 24,000,000 shares of Disney common stock under the Company’s 1995 Stock Incentive Plan. Of this total, an option with respect to 15,000,000 shares bears an exercise price of $21.10, the fair market value of the Company’s common stock on September 30, 1996 as determined under the Plan. In June 2000, in connection with the amendment of Mr. Eisner’s employment agreement, this option was amended to vest with respect to 3,000,000 shares on June 30, 2000, and to vest as to 6,000,000 shares on each of September 30, 2001 and September 30, 2002. The option terminates on September 30, 2008. Any shares acquired upon exercise of this option may not be sold or otherwise transferred until September 30, 2003 (the original vesting date of the option prior to the amendment of the employment agreement), except for permitted share withholding or permitted sales of shares to pay minimum required taxes due upon option exercise, or upon the earlier termination of employment by the Company without “good cause” or by Mr. Eisner for “good reason.” Certain family transfers of up to 8,000,000 of the options may be permitted by the Compensation Committee after September 30, 2001. In addition, at the Company’s request, Mr. Eisner exercised 3,000,000 options during August 2000. The shares that Mr. Eisner holds from this exercise (net of shares withheld by the Company to satisfy statutory tax withholding requirements) are restricted from sale until September 30, 2003, in accordance with the restrictions described above. Three additional options, each with respect to 3,000,000 shares, bear exercise prices in excess of fair market value on the date of grant: one, with an exercise price of $26.38 (125% of fair market value); the second, with an exercise price of $31.66 (150% of fair market value); and the third, with an exercise price of $42.21 (200% of fair market value). These options were also amended in June 2000 and now vest on September 30, 2003, provided that any shares acquired upon their exercise are not transferable until September 30, 2004, September 30, 2005 and September 30, 2006, respectively (the original vesting dates of these options prior to their amendment), except for certain permitted transfers as described above. These options expire on September 30, 2011.

Mr. Eisner’s agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, noncompetition during the term of employment and nonsolicitation of Company employees for two years following termination of employment.

Robert A. Iger.    Mr. Iger is employed as President and Chief Operating Officer of the Company, reporting to the Company’s Chief Executive Officer, pursuant to an employment agreement entered into in 2000. The agreement, which originally had a term of four years until January 2004 and provided for an annual salary of $1,500,000, was modified in 2002 to extend the term to September 30, 2005. In December 2002, Mr. Iger’s base salary was increased to $2,000,000. Of this amount, $1,500,000 is payable in accordance with the Company’s prevailing payroll policies, while the remaining $500,000 is deferred, to be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no less than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code. Pursuant to a modification of the Company’s Amended and Restated Key Plan in January 2003, the deferred amounts of Mr. Iger’s salary (including amounts previously deferred) are credited for purposes of determining his retirement benefits. (See “Retirement Plans” below.) Mr. Iger is also eligible for an annual bonus under the Company’s 2002 Executive Performance Plan. In addition, the Compensation Committee in November 2001 granted Mr. Iger an option to acquire 1,750,000 shares of Company common stock in connection with the extension of his employment agreement during the year. The option terminates on November 27, 2011. (See “Option Grants During Fiscal 2002” below.) Mr. Iger’s employment agreement also provided for a special one-time payment of $2,200,000 in fiscal year 2000 in discharge of all obligations of the Company and its affiliates to provide compensation under prior employment arrangements.

Mr. Iger is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company. The Company has also agreed to nominate him for election to the Board of Directors as a member of the management slate at each annual meeting of shareholders during the term of the agreement, and he has agreed to serve on the Board if elected.

Mr. Iger’s employment may be terminated by the Company in the event of death or permanent disability, in which case Mr. Iger or his estate is entitled to receive 100% of his salary (including the deferred portion) for an additional twelve months, 75% of such salary for twelve months thereafter and 50% for the next twelve months. In the case of disability, such payments will be reduced by the amount of any disability insurance or other income paid to Mr. Iger. In addition, in the event of termination because of death or permanent disability, all of his stock options become immediately exercisable for the period specified in the relevant stock option agreements, and his performance-based stock unit award vests in full, regardless of whether any performance periods have been completed (see “Performance-Based Stock Units” above). He or his estate is entitled to a pro rata bonus for the year in which death or termination for disability occurred, calculated on the basis of an assumed bonus for the full year equal to the greater of $1,000,000 or the annual bonus received for the prior fiscal year.

Mr. Iger’s employment may be terminated by the Company for “good cause,” which is defined as willful gross neglect or malfeasance in the performance of his duties or resignation without Company consent. In the event of such termination, the Company’s only obligation is to pay any amounts unconditionally accrued, earned or vested through the date of termination.

Mr. Iger has the right to terminate his employment in the event of a reduction in his compensation rights, or a material reduction of any employee benefit or perquisite, other than as part of an across-the-board reduction generally applicable to all senior executives; the Company’s failure to retain him as President and Chief Operating Officer or to nominate him for election to the Board of Directors; a material diminution in his duties, assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the Chief Executive Officer of the Company; or relocation of his office more than 50 miles from Manhattan or the greater Los Angeles area.

If Mr. Iger exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Iger is entitled, as his sole remedy, to his salary (including deferred salary and interest) through the date of termination; additional salary, at the annualized rate in effect immediately prior to termination, for the balance of the original employment term; a bonus for the year in which termination occurs equal to the greater of $1,000,000 or his annual bonus for the prior fiscal year; the right to exercise all stock options in full for the period provided in the relevant stock option agreement; any other amounts earned, unconditionally accrued or owing to Mr. Iger but not yet paid; and other benefits in accordance with applicable plans and programs of the Company.

If any payment or benefit under Mr. Iger’s employment agreement is determined to be an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Iger an additional amount to adjust for the incremental tax costs to Mr. Iger of such payments.

Mr. Iger’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, noncompetition during the term of employment and nonsolicitation of Company employees for two years following termination of employment.

Stock Incentive Plan Change in Control Provisions.    Under the terms of the Company’s stock incentive plans, awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the plans, if within twelve months of a change in control there occurs a “triggering event” with respect to the employment of a plan participant, any outstanding stock options, restricted stock units, performance-based stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include a termination of employment by the Company other than for “cause,” a termination of employment by the participant following a reduction in position, pay or other “constructive termination,” or a failure by the successor company to assume or continue the plan award. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Executive Compensation Summary Table

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2002 (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

EXECUTIVE COMPENSATION SUMMARY TABLE

		Annual Compensation					Long-Term Compensation
			Annual Bonus				Number of Stock Options Granted(3)
Name and Principal Position	Fiscal Year	Salary	Cash	Stock Units(1)		Other Annual Compensation(2)		All Other Compensation(4)
Michael D. Eisner	2002	$1,000,000	$0	$5,000,000		—	0	$4,718
Chief Executive Officer	2001	1,000,000	0	0		—	0	4,020
and Chairman of the Board	2000	813,462	8,500,000	0		—	387,060	3,004,020
Robert A. Iger	2002	$1,000,000	$3,000,000	$1,000,000		$153,037	1,750,000	$504,718
President and Chief Operating	2001	1,000,000	0	0		92,450	0	504,020
Officer	2000	1,084,615	5,000,000	0		—	19,353	3,135,128
Peter E. Murphy	2002	$700,000	$750,000	$425,000		—	600,000	$4,718
Senior Executive Vice President	2001	700,000	1,000,000	0		—	0	4,020
and Chief Strategic Officer	2000	700,000	1,500,000	0		—	1,137,095	4,020
Thomas O. Staggs	2002	$700,000	$750,000	$425,000		—	600,000	$4,718
Senior Executive Vice President	2001	700,000	1,000,000	0		—	0	21,878
and Chief Financial Officer	2000	700,000	1,500,000	0		—	1,137,095	36,164
Louis M. Meisinger	2002	$700,000	$625,000	$—	(5)	—	250,000	$4,330
Executive Vice President	2001	700,000	300,000	0		—	150,000	3,695
and General Counsel	2000	700,000	700,000	0		—	153,871	3,695

(1)
Stock unit awards were made in the amounts indicated effective January 27, 2003, based upon the $16.735 fair market value of the Company’s common stock on that date. Accordingly, Mr. Eisner received a total of 298,775.02 units; Mr. Iger received 59,755.00 units; and Messrs. Murphy and Staggs received 25,395.88 units. The stock units vest in two tranches: 50% of each grant vests on the second anniversary of the date of grant, and the other 50% two years thereafter (or, in the case of Messrs. Eisner and Iger, at the end of the terms of their employment under their respective employment agreements). The 2002 cash bonus for Mr. Meisinger includes $200,000 awarded during the year outside of the Company’s 2002 Executive Performance Plan. All bonuses awarded for fiscal 2001 were made outside of the Company’s Annual Bonus Performance Plan for Executive Officers, the predecessor to the 2002 plan.

(2)
In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. Of the amount shown for Mr. Iger for fiscal 2002, $120,000 represents a portion of payments in the net amount of $267,000 made to him during the year in connection with his maintenance of an apartment in New York during the period from his relocation to Los Angeles in 2000 through fiscal 2002. During this period, as Chairman of the ABC Group and President of Walt Disney International, and later as President and Chief Operating Officer of the Company, Mr. Iger devoted significant efforts to the operations of ABC and other Company matters in New York in addition to his California-based responsibilities. The table reflects the amount by which the net payment to Mr. Iger exceeded the cost that the Company estimates it would otherwise have incurred if it had provided local hotel accommodations to him. Of the amount shown for Mr. Iger in fiscal 2001, $75,381 related to use of Company aircraft.

(3)
The option grants listed for fiscal 2000 include options that were originally options to acquire shares of the Company’s Disney Internet Group (DIG) stock. All of these options converted into options to acquire shares of Disney common stock upon the effectiveness of the Company’s conversion of the DIG stock in March 2001.

(4)
The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2002 include the following:

•
Matching contributions by the Company under the Disney Salaried Savings and Investment Plan, all of which are invested in common stock of the Company. During fiscal 2002, the Company’s matching contributions were $4,000 for each of the named executive officers.

•
Insurance premiums under personal liability insurance plans that the Company provides for certain key employees with coverage up to $5,000,000. Benefits under the plan supplement each employee’s personal homeowner’s and automobile liability insurance coverage. During fiscal 2002, the Company paid $718 in premiums on behalf of Messrs. Eisner, Iger, Murphy and Staggs and $330 on behalf of Mr. Meisinger.

In the case of Mr. Iger, the amounts shown for “All Other Compensation” also include $500,000 in deferred salary for fiscal 2002 and 2001 and $346,154 for fiscal 2000 as provided in his employment agreement. See “Employment Agreements—Robert A. Iger.” For fiscal 2000, the amount shown for Mr. Iger includes a special one-time payment of $2,200,000 in discharge of obligations to Mr. Iger under prior employment agreements and an option adjustment payment of $581,125 pursuant to a prior employment agreement. The amount shown for Mr. Eisner in fiscal 2000 includes $3,000,000 in deferred bonus for that year. The amounts shown for Mr. Staggs for 2001 and 2000 include $17,858 and $32,144, respectively, of reimbursements for interest expenses in connection with a third party loan.

(5)	No units were awarded to Mr. Meisinger in light of the January 2003 announcement of his retirement.

Option Grants during Fiscal 2002

The following table sets forth information with respect to option grants to the named executive officers during fiscal 2002:

•	the number of shares of Disney common stock underlying options granted during the year;
•	the percentage that such options represent of all options of the same class granted to employees during the year;
•	the exercise price (which in each case was equal to the fair market value of the stock on the date of grant);
•	the expiration date; and
•	the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

For additional information on these grants, see “Report of the Compensation Committee—Stock Options” above.

The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

OPTION GRANTS DURING FISCAL 2002

Name	Number of Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Hypothetical Value at Grant Date(2)
Michael D. Eisner	0	—	—	—	—
Robert A. Iger	1,750,000	3.38%	$21.05	11/27/2011	$12,600,197
Peter E. Murphy	600,000	1.16%	$22.20	1/28/2012	4,214,161
Thomas O. Staggs	600,000	1.16%	$22.20	1/28/2012	4,214,161
Louis M. Meisinger	250,000	0.48%	$22.20	1/28/2012	1,964,234

(1)
The Compensation Committee, which administers the Company’s stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

(2)
The estimated present value at grant date of options granted during fiscal year 2002 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 4.54% for Mr. Iger and 4.89% for Messrs. Murphy, Staggs and Meisinger, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 0.30%; and a dividend yield of 0.9976% for Mr. Iger and 0.9459% for Messrs. Murphy, Staggs and Meisinger, representing the current $0.21 per share annual dividend divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” In each case the options vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration in certain circumstances.

Long-Term Incentive Plan Awards during Fiscal 2002

The following table sets forth information with respect to long-term incentive awards to the Company’s named executive officers during fiscal 2002. For additional information on these awards, see “Report of the Compensation Committee—Performance-Based Stock Units” above.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

	Number of Shares, Units or Other	Performance or Other Period Until	Estimated Future Payouts under Non-Stock Price-Based Plans(2)
Name	Rights(1) (#)	Maturation or Payout	Threshold (#)	Target(3) (#)	Maximum (#)
Michael D. Eisner	0	—	—	—	—
Robert A. Iger	125,000 125,000	10/1/02 – 9/30/04 10/1/04 – 9/30/06	n/a n/a	125,000 125,000	n/a n/a
Peter E. Murphy	125,000 125,000	10/1/02 – 9/30/04 10/1/04 – 9/30/06	n/a n/a	125,000 125,000	n/a n/a
Thomas O. Staggs	125,000 125,000	10/1/02 – 9/30/04 10/1/04 – 9/30/06	n/a n/a	125,000 125,000	n/a n/a
Louis M. Meisinger	50,000 50,000	10/1/02 – 9/30/04 10/1/04 – 9/30/06	n/a n/a	50,000 50,000	n/a n/a

(1)
These performance-based stock units were awarded to the executive officers listed above under the Company’s 2002 Executive Performance Plan, which was approved by shareholders at the 2002 annual meeting. Each unit is a notional unit of measurement equivalent to one share of Disney common stock. The performance-based stock units become vested and payable only if certain performance goals are met and the executive officer remains employed by the Company. Vesting and payment will be accelerated upon the death or disability of the executive officer or upon a triggering event following a change in control of the Company, as defined under the Company’s

Amended and Restated 1995 Stock Incentive Plan. The performance goals are based on the adjusted net income of the Company for the applicable performance period, as provided under the 2002 Executive Performance Plan. The awards are intended to be qualified performance-based compensation under Internal Revenue Code Section 162(m).

(2)
If the performance goals are met for the applicable performance period, the awards will be paid in cash, shares of Disney common stock or a combination thereof, as determined by the Compensation Committee, within 30 days following the earliest date on which all applicable vesting requirements have been satisfied. Any shares of Disney common stock issued under an award will be derived from the share reserve under the Amended and Restated 1995 Stock Incentive Plan.

(3)	If the performance goals are met for the applicable performance period, the target payout will be awarded. There are no threshold or maximum levels.

Option Exercises and Values for Fiscal 2002

The table below sets forth the following information with respect to option exercises during fiscal 2002 by each of the named executive officers and the status of their options at September 30, 2002:

•	the number of shares of Disney common stock acquired upon exercise of options during fiscal 2002;
•	the aggregate dollar value realized upon the exercise of those options;
•	the total number of exercisable and non-exercisable stock options held at September 30, 2002; and
•	the aggregate dollar value of in-the-money exercisable options at September 30, 2002.

AGGREGATED OPTION EXERCISES DURING FISCAL 2002
AND
OPTION VALUES ON SEPTEMBER 30, 2002

	Number of Shares Acquired Upon Exercise of	Value Realized Upon	Number of Unexercised Options 9/30/02		Value of Unexercised In-the-Money Options 9/30/02(1)
Name	Option	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Eisner	0	—	12,154,824	9,232,236	$0	$0
Robert A. Iger	0	—	2,309,676	3,259,677	0	0
Peter E. Murphy	0	—	866,247	1,443,548	0	0
Thomas O. Staggs	0	—	1,039,047	1,458,548	81,690	0
Louis M. Meisinger	0	—	241,935	536,936	0	0

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $15.00 per share, the average of the high and low prices reported for New York Stock Exchange transactions on September 30, 2002.

Retirement Plans

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based primarily on the participant’s credited years of service and average base compensation (excluding other compensation such as bonuses) for the highest five consecutive years of compensation during the ten-year period prior to termination or retirement, whichever is earlier. In addition, a portion of each participant’s retirement benefit is comprised of a flat dollar amount based solely on years and hours of credited service. Retirement benefits are non-forfeitable after five years of vesting service, and actuarially reduced benefits are available for participants who retire on or after age 55 after five years of vesting service.

In calendar year 2002, the maximum compensation limit under a tax-qualified plan was $200,000, and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $160,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. This plan has been amended to include deferred amounts of base salary (including amounts deferred prior to the amendment of the plan) for purposes of determining applicable retirement benefits. Benefits under this plan are provided by the Company on a noncontributory basis.

The table below illustrates the total combined estimated annual benefits payable under these retirement plans to eligible salaried employees for various years of service assuming normal retirement at age 65. The table illustrates estimated benefits payable determined on a straight-life annuity basis. There is no offset in benefits under either plan for Social Security benefits.

RETIREMENT PLAN AND RESTATED KEY PLAN

Average Annual Base Compensation	Years of Credited Service
Highest Five Consecutive Years	15	20	25	30	35
$ 250,000	$74,319	$99,121	$124,031	$148,800	$172,300
500,000	146,507	195,371	244,344	293,175	340,737
750,000	218,694	291,621	364,656	437,550	509,175
1,000,000	290,882	387,871	484,969	581,925	677,613
1,250,000	363,069	484,121	605,281	726,300	846,050
1,500,000	435,257	580,371	725,594	870,675	1,014,488
1,750,000	507,444	676,621	845,906	1,015,050	1,182,925
2,000,000	579,632	772,871	966,219	1,159,425	1,351,362

As of December 1, 2002, annual payments under the Disney Salaried Retirement Plan and the Amended and Restated Key Plan would be based upon an average compensation of $873,269 for Mr. Eisner, $1,500,000 for Mr. Iger, $623,442 for Mr. Murphy, $611,423 for Mr. Staggs and $689,867 for Mr. Meisinger. Mr. Eisner has 18 years, Mr. Iger has three years, Mr. Murphy has 14 years, Mr. Staggs has 13 years and Mr. Meisinger has 5 years of credited service.

Prior to his transfer to The Walt Disney Company, Mr. Iger was employed by ABC, Inc. and covered under the ABC, Inc. Retirement Plan and the Benefit Equalization Plan of ABC, Inc. Mr. Iger’s total combined estimated annual benefit payable at age 65 under these ABC plans is $648,774, determined on a straight-life annuity basis with credited service of 25 years accumulated prior to Mr. Iger’s transfer. Benefits under the ABC, Inc. Retirement Plan are based primarily on a participant’s credited years of service and average compensation while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation consists of all wages and bonus payments, exclusive of expense allowances and reimbursements, fringe benefits and stock option income. Like the Company’s Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc. is a non-qualified, non-funded plan that provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. Participant contributions are not required, or allowed, under either ABC plan. In the event that Mr. Iger, at a future date, becomes entitled to a greater aggregate retirement benefit by crediting all of his years of ABC service under the Disney plans instead of the ABC plans, he will be entitled to receive the greater benefit.

Comparison of Cumulative Total Returns

The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index and a peer group index over the five-year period extending through the end of fiscal 2002. The graph assumes that $100 was invested on September 30, 1997 in the Company’s common stock, the S&P 500 Index and the peer group index and that all dividends were reinvested.

The peer group index consists of the companies that were formerly included in the Standard & Poor’s Entertainment and Leisure Index. Although Standard & Poor’s discontinued this index in January 2002, the Company believes the companies included in the index continue to provide a representative sample of enterprises in the primary lines of business in which the Company engages. These companies are, in addition to The Walt Disney Company, media enterprises AOL Time Warner Inc. and Viacom Inc.; resort and leisure-oriented companies Carnival Corporation, Harrah’s Entertainment, Inc., Hilton Hotels Corporation, Marriott International, Inc. and Starwood Hotels and Resorts Worldwide, Inc.; and consumer-oriented businesses Brunswick Corporation, Darden Restaurants, Inc., McDonalds Corporation, Starbucks Corporation, Yum! Brands, Inc. (formerly Tricon Global Restaurants, Inc.) and Wendy’s International Inc.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 30, 2003. PricewaterhouseCoopers LLP has served as the Company’s independent accountants since the incorporation of Walt Disney Productions in 1938. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2002 are described under “Audit and Non-Audit Fees” above.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal 2003.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

ITEM 3—APPROVAL OF AMENDED AND RESTATED 1997 NON-EMPLOYEE
DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN

The Company originally adopted the 1997 Non-Employee Directors Stock and Deferred Compensation Plan in November 1997 to enable non-employee directors to elect to receive all or part of their retainer and meeting fees in Disney common stock or in cash or stock unit accounts. The plan authorized the issuance of up to 150,000 shares of Disney common stock held as treasury shares. On January 27, 2003, the Board approved an amendment and restatement of the plan to increase the maximum number of shares that may be issued under the plan to 400,000, to authorize mandatory deferrals and to make administrative and other changes described below. Because the Company anticipates that the remaining treasury share reserve will soon be depleted, and in light of pending New York Stock Exchange rule changes calling for shareholder approval of most equity compensation plans, the Board is seeking shareholder approval of the plan as amended and restated.

Summary Description of the Plan

The following summarizes the principal terms of the plan. Because it is not a complete description of all of the terms and conditions of the plan, the summary is qualified in its entirety by the full text of the plan, which is set forth in Annex II to this proxy statement.

Purpose.    The purposes of the plan are to attract, motivate and retain experienced and knowledgeable non-employee directors by offering them opportunities to defer compensation and to encourage such directors to increase their stock ownership interest in the Company.

Eligibility.    Only the Company’s non-employee directors are eligible to participate in the plan. As of January 27, 2003, there were 14 non-employee directors on the Board.

Administration.    The Board has appointed its Compensation Committee to administer the plan. Subject to the limitations of the plan, the Committee has broad authority under the plan, including, for example, the authority:

•	to construe and interpret the plan and make all other determinations required by the plan;
•	to determine adjustments to plan terms responsive to extraordinary transactions;
•	to resolve any questions concerning the amount of benefits payable to a participant (except that no member of the Committee may participate in a decision relating solely to his or her own benefits);
•	to maintain all of the necessary records for the administration of the plan;
•	to make and publish forms, rules and procedures for the administration of the plan; and
•	to delegate ministerial, bookkeeping, and other non-discretionary functions to the Company’s officers and employees.

Shares Authorized.    The Board has authorized the issuance or delivery of an aggregate of 400,000 shares of common stock under the plan (including the 150,000 originally authorized in 1997), subject to customary antidilution and other adjustments provided for in the plan. All shares available for issuance or delivery under the plan are authorized but unissued shares or previously issued shares held as treasury shares.

Types of Awards.    The plan authorizes the deferral of all or a portion of an eligible director’s retainer and annual meeting fees for services as a director into stock units, share accounts and cash accounts. A stock unit represents an unfunded bookkeeping entry which serves as a unit of measurement relative to one share of common stock for purposes of determining the payment in shares of a deferred benefit or right. Stock units and amounts credited to share accounts, subject to very limited exception, are payable solely in shares of common stock. Cash accounts are also unfunded bookkeeping accounts and are payable in cash.

Non-employee directors currently receive cash compensation in the form of an annual retainer of $45,000 and a fee of $1,000 per Board or Committee meeting attended. Committee chairs receive an additional annual retainer of $3,500. On or before the December 30 immediately prior to each calendar year (or in the case of a person who becomes an eligible director during the year, 30 days after becoming an eligible director), an eligible director may make an irrevocable election to receive all or a portion of his or her cash compensation during that calendar year in shares and/or to defer all or a portion of his or her cash compensation into stock units or into a cash account. Unless the Committee specifies otherwise, the portions of compensation subject to a deferral or payment in shares are limited to increments of 25%, 50%, 75% or 100%. If an election is not changed or revoked, it continues in effect for cash compensation earned in future calendar years.

All stock units and other amounts credited to a participant’s accounts are at all times fully vested and are not subject to forfeiture.

Election of Compensation in Shares.    Each participant who elects to receive all or a portion of his or her cash compensation in shares will have an amount equal to the applicable percentage of his or her compensation credited to a share account maintained by the Company in the participant’s name. The Company will credit the account with interest from the date that the compensation would otherwise have been paid until the end of the calendar year at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, or another rate of interest established by the Board in accordance with the terms of the plan. Amounts are distributed in shares after the end of the calendar year, as described below.

Deferral into Cash Accounts.    Each participant who elects to defer all or a portion of his or her cash compensation into a cash account will have an amount equal to the applicable percentage of his or her compensation credited to a cash account maintained by the Company in the participant’s name. A cash account is a memorandum account on the Company’s books.

The Company will credit the participant’s cash account with an amount equal to the participant’s elected applicable percentage as of the date that the cash compensation would have otherwise been payable to the participant. In addition, as of the last day of each calendar quarter, the Company will credit the participant’s cash account with interest on the balance credited to the cash account as of the last day of the preceding quarter, plus interest from the applicable date of crediting on any additional amounts the Company has credited to the participant’s account during the current quarter. The applicable interest rate is an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, or another rate of interest established by the Board, in each case adjusted for the applicable accrual period.

Deferral into Stock Units.    Each participant who elects to have a portion of his or her cash compensation deferred into stock units will have a stock unit account established by the Committee in his or her name. As of the last day of each calendar quarter (also called the “award date”), the Committee will credit the participant’s stock unit account with a number of stock units determined by dividing an amount equal to the applicable percentage of the participant’s compensation (after crediting the amount with interest as if it were deferred into a cash account) by the average fair market value of the common stock as of the award date. The “average fair market value” of the stock is the average of the fair market value of the common stock during the last 10 trading days prior to the award date. In addition, the Board may direct the Committee to establish a stock unit account for an eligible director and to credit such eligible director’s stock unit account with stock units on a non-elective basis at such times and in such amounts as the Board determines (i.e., regardless of whether such eligible director elects to defer any portion of his or her cash compensation under the Plan).

During the period the participant’s interest is represented by stock units, he or she has no voting, dividend or other rights of a stockholder with respect to the shares to be issued with respect to those stock units. As of the end of each calendar quarter, a participant’s stock unit account will be credited with additional stock units representing dividend equivalents based on cash dividends and distributions (if any) on an equivalent number of shares (converted to additional stock units based on the average fair market value of shares on the applicable crediting dates).

Distribution of Share Accounts.    The amount credited to a participant’s share account is payable in shares as soon as possible after the end of the applicable calendar year, but in no event later than thirty days after the end of the calendar year or termination of service, if applicable. The number of shares that will be delivered is determined by dividing the balance of the share account (after all contemplated amounts are credited) by the average annual fair market value of the common stock during the calendar year (or other applicable service period) and rounding the number of shares down to the nearest whole number of shares. The “average annual fair market value” means the sum of the fair market values of the common stock on the last day of each calendar quarter during the calendar year (or shorter service period, if applicable) divided by the number of measurement dates during the calendar year (or service period, if applicable).

Distribution of Cash Accounts and Stock Unit Accounts.    Amounts credited to a participant’s cash and/or stock unit account are payable pursuant to the participant’s election at such time as the participant elects pursuant to an election form provided by the Committee. A participant may elect, in the election agreement, to receive the payments in a lump sum or installments. However, if the balance in a cash account is less than $10,000 or fewer than 100 stock units remain in a stock unit account, the remaining balance is paid in a lump sum. Stock units are distributed in an equivalent whole number of shares of common stock. Fractional share interests are accumulated and paid in cash with the last distribution. Any non-elective amounts credited to a participant’s stock unit account will be payable at such time as the Board determines.

Restrictions on Transfer.    Benefits under the plan are generally non-transferable, except by will or the laws of descent and distribution or beneficiary designation.

Adjustment.    The number and kind of shares available for issuance under the plan, the market prices used in determining the number of shares and stock units and rights in respect of share accounts and stock unit accounts are subject to adjustment upon certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the Company’s stockholders, as the Committee determines to be necessary or appropriate.

Termination of or Changes to the Plan.    The Board may amend or terminate the plan, in whole or in part, and does not contemplate seeking shareholder approval for amendments, except to the extent required by applicable law or listing requirements, provided, however, that the Board may not amend the plan to increase the number of authorized shares or expand the class of eligible persons to include the Company’s employees without approval of the Company’s shareholders. No amendment or termination may cancel or adversely affect a participant’s rights with respect to then outstanding accounts, and interests therein, without his or her written consent, expect as otherwise provided in the plan. It is the current expectation of the Company that the plan will continue indefinitely, subject to the maximum aggregate share limit as to stock units and share accounts.

Securities Underlying Stock Units and Share Accounts.    The market value of a share of common stock as of January 27, 2003 was $16.735 per share. Following receipt of shareholder approval, the Company plans to register the newly available shares under the plan under the Securities Act of 1933.

New Plan Benefits—2003

The following chart presents the benefits or amounts that will be received by or allocated to each of the following groups for the calendar year 2003, to the extent that these benefits or amounts are determinable, based solely on elections as to annual retainer fees and not taking into account meeting fees.

1997 NON-EMPLOYEE DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN

Name and Principal Position	Dollar Value	Number of Units
Michael D. Eisner, Chief Executive Officer and Chairman of the Board	N/A	N/A
Robert A. Iger, President and Chief Operating Officer	N/A	N/A
Peter E. Murphy, Senior Executive Vice President and Chief Strategic Officer	N/A	N/A
Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer	N/A	N/A
Louis M. Meisinger, Executive Vice President and General Counsel	N/A	N/A
Executive Officers as a Group	N/A	N/A
Non-Executive Director Group (10 persons)	$450,000(1)	(2)
Non-Executive Officer Employee Group	N/A	N/A

(1)
Based on current elections for fiscal 2003 by eligible continuing directors with respect to the annual retainer. Of this amount, $45,000 will be converted into and paid in shares, based on future stock prices, in January 2004, and $405,000 in quarterly installments will be converted into units as of the end of the relevant quarter and paid in shares after the end of service. The amount does not include meeting fees, interest credits and dividend equivalents, which are indeterminable at this time. If all eligible directors during fiscal 2002 had elected to participate in the plan and to receive shares or stock units, the aggregate dollar value of their interests for 2002 (excluding interest credits and dividend equivalents) would have been $817,500. Amounts allocated after 2003 will also depend on, among other things, the variables referred to in Note 2 below.

(2)
The number of shares to be issued and stock units to be credited to stock unit accounts under the plan for calendar year 2003 and thereafter will depend on future variables such as stock prices, the number of Board and committee meetings, interest rate credits, dividend equivalents, any decision by the Board to grant additional compensation in the form of stock units and any increases in compensation of directors from time to time, whether payable in cash or shares, and is thus not currently determinable.

The Plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item is required for approval of the plan. The Board has approved the plan and believes it to be in the best interests of the Company and the shareholders. All non-employee directors are eligible to participate in the plan and thus have a personal interest in its approval.

The Board of Directors unanimously recommends a vote FOR the approval of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan.

Equity Compensation Plans

The following table summarizes information, as of September 30, 2002, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	217,621,134	(4)	$27.48	(6)	90,468,250
Equity compensation plans not approved by security holders(2)	104,605	(5)	$29.52		45,395
Total(3)	217,725,739		$27.48	(6)	90,513,645

(1)	These plans are the Company’s 1995 Stock Option Plan for Non-Employee Directors, the Amended and Restated 1995 and 1990 Stock Incentive Plans and the 1987 and 1984 Stock Incentive Plans.

(2)
The sole equity compensation plan of the Company not previously submitted to the Company’s shareholders for approval is the original 1997 Non-Employee Directors Stock and Deferred Compensation Plan, which, as amended and restated, is being submitted for shareholder approval herewith. For a description of the key provisions of this plan, see the discussion above under this Item 3.

(3)
Does not include options to purchase an aggregate of 565,391 shares, at a weighted average exercise price of $66.61, granted under plans assumed in connection with acquisition transactions. No additional options may be granted under these assumed plans.

(4)	Includes an aggregate of 1,875,000 restricted stock units and performance-based stock units.

(5)
Represents shares underlying stock units, payable on a one-for-one basis, credited to stock unit accounts as of September 30, 2002 under the 1997 Non-Employee Directors Stock and Deferred Compensation Plan.

(6)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based stock units.

ITEM 4—SHAREHOLDER PROPOSALS

The Company has been notified that several shareholders intend to present proposals for consideration at the annual meeting. The address and stock ownership of each of the proponents identified below will be furnished by the Company’s Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

Proposal 1

The Company has been notified that a representative of Harrington Investments, Inc. intends to present the following proposal for consideration at the annual meeting:

“WHEREAS:  our company’s business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil & Political Rights. They have been signed by the Chinese government and China’s national laws.

“(1)  No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

“(2)  Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

“(3)  Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

“(4)  Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.

“(5)  Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

“(6)  We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

“(7)  Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity or region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

“(8)  Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

“(9)  Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.

“(10) We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

“(11)  We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

“RESOLVED:  Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.

“SUPPORTING STATEMENT:  As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.”

The Board of Directors of the Company recommends a vote “AGAINST” this proposal for the following reasons:

This resolution is identical to one presented at the Company’s annual meeting in 2002. At that meeting, the holders of approximately 6% of the Company stock that was voted supported the resolution, while more than 85% voted against its adoption and the remainder abstained.

The Company continues to believe that the adoption of this particular set of principles would not significantly strengthen its promotion and maintenance of responsible international labor practices. The Company adopted its own International Labor Standards (ILS) program in 1996. The program encompasses a comprehensive set of policies, practices and protocols designed to protect the interests of workers engaged in the manufacture of Disney merchandise, whether for licensees or for direct sale at Disney properties.

At the core of our ILS program are the principles set forth in the Company’s Code of Conduct for Manufacturers. The Code sets forth our requirements for manufacturers of Disney-branded merchandise with respect to working conditions, compensation and benefits, working hours, nondiscrimination, health and safety, association, environmental protection, compliance with law, monitoring of compliance and publication of the Code itself. The Code has since been translated into more than 50 languages and distributed to tens of thousands of licensees, vendors, factories and individual workers. Copies of the Code may be obtained from the Company’s Corporate Secretary, or through the Internet at the Corporate Compliance section of the Company’s website.

The principles embodied in our Code are consistent with those of the Workplace Code of Conduct developed by the White House Apparel Industry Partnership, and in most respects also reflect the principles set forth in this shareholder proposal. Disney’s Code and program are not, however, limited to China; we apply our program in all countries where Disney-branded merchandise is manufactured, with active implementation and monitoring currently in progress in approximately 50 countries. In addition, our ILS program goes well beyond the principles in the shareholder proposal, by making education, cooperation, monitoring and remediation integral elements of a comprehensive labor policy. We have made meetings and training sessions with licensees, vendors, factories and business units an essential part of our ILS effort, holding hundreds of intensive training sessions with internal and external monitors, factory owners and managers, as well as with Disney employees. And when manufacturing facilities fall short of our Code standards, we seek to work with management to develop a remediation plan to bring the facility into compliance and thus permit continuing authorization to manufacture branded merchandise.

This comprehensive approach reflects our belief that simply promulgating a statement of principles is not enough: a code must be vigorously enforced. Our ILS program conducts factory monitoring activities using both internal and professional monitors, all of whom are specifically trained to perform thorough audits, including private discussions with factory workers. To date, we have conducted more than 30,000 audits of factories manufacturing Disney merchandise around the world.

In 2000, we began an effort to enhance our monitoring programs by working with a group of interested nongovernmental investors on a project designed to provide an independent, objective assessment of our monitoring program and practices. The initial phase of this project, which included a detailed review of our policies and procedures as well as a site visit to observe our monitoring process, has been completed. A second phase, involving a more comprehensive approach to sustaining Code compliance, is currently in process, as part of our ongoing efforts to ensure that our program continues to meet the challenge of achieving our goals.

While we remain open to proposals to strengthen our practices, whether through special-purpose codes such as the one set forth above or new approaches to education and monitoring, we believe our program currently reflects a desirable structure and balance. We therefore do not believe that implementing a special code of conduct for the People’s Republic of China would contribute significantly to our ILS efforts at this stage.

Accordingly, the Board of Directors recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Proposal 2

The Company has been notified that a representative of the Burke-Lazarus Trust intends to present the following proposal for consideration at the annual meeting:

“Whereas:

“On January 2, 2001, The Orange County Register reported that the ‘State declares Disney Ride Unsafe,’ stating that our company was ordered to make changes to the Roger Rabbit Cartoon ride after a boy on the ride fell out of his car, was pinned underneath another car and was critically injured.

“On January 24, 2001, the Los Angeles Times reported that a 6 year-old girl lost most of her finger when it became caught in a rifle on Disney Land’s Tom Sawyer Island.

“On June 21, 2001, the Los Angeles Times reported that our Company reached a confidential settlement with Deborah Bynum of Texas who claimed the Indiana Jones Adventure attraction caused a brain hemorrhage.

“The U.S. Consumer Product Safety Commission (CPSC) released a report in July 2000, Amusement Ride-Related Injuries and Deaths in the United States: 1987-1999, that stated approximately 7,000 people were treated in hospital emergency rooms for amusement park ride-related injuries in 1999.

“The data from this report shows an overall increase in amusement park ride injuries. For those in permanent amusement parks, as opposed to nonpermanent such as carnivals and fairs, the 4-year increase is 95% and attendance at these parks is up by less than 7%.

“Public support for federal regulation of amusement park rides is growing. On April 4, 2001, Representative Edward Markey of Massachusetts, joined by other Representatives, reintroduced bill HR 1488, which calls for the CPSC to have federal regulatory jurisdiction over park safety.

“Resolved:  Shareholders request that the Board of Directors report to shareholders by July 2003, our company’s policies for amusement park safety, including medical response policies and disclosure of the past two-years of all recorded injuries caused by our amusement park rides which required medical services, other than ordinary first aid, including those that led to fatalities, while visiting our amusement parks. This report should exclude any proprietary information.

“Supporting Statement:  There is little federal or state regulation regarding amusement park safety, rules or guidelines and requirements vary from state to state. For example, reporting injuries caused by park rides is not required in most states. Accidents that occur in Florida’s theme parks are not publicly reported, New Jersey requires even minor bumps and scrapes to be reported, while Ohio lets parks keep accident records confidential unless a rider dies or is immediately admitted to a hospital. Without uniform recording, reporting or disclosure for all amusement parks in all states it may be impossible to know how safe, or unsafe, amusement park rides are for visitors. Our company should be a leader in amusement park safety and publicly disclose comprehensive safety policies and medical response guidelines to insure safety for all guests at our theme parks.

The Board of Directors of the Company recommends a vote “AGAINST” this proposal for the following reasons:

This resolution is virtually identical to one presented by the same proponents at the Company’s 2002 annual meeting. At that meeting, the holders of approximately 4.9% of the Company stock that was voted supported the resolution, while approximately 87.9% voted against its adoption and the remainder abstained.

As the Company noted in response to last year’s resolution, safety has been a paramount objective at all Disney theme parks and entertainment facilities since the opening of Disneyland Park in 1955. Addressing safety concerns is an integral element of the entire design and development process for each ride and attraction, occupying the attention of Disney’s own staff of Imagineers and the safety experts of outside vendors as the development process proceeds from initial concept through design, development, manufacture and final installation and testing. All rides are designed with built-in safety systems and redundancies to promote reliable and safe operations. They are also designed in accordance with nationally recognized standards of the American Society for Testing and Materials (ASTM).

Safety continues to be a primary concern after installation. All ride operators go through a rigorous training and certification program before they are allowed to operate a ride, and they receive additional training on an ongoing basis to remain current in their knowledge. In addition, engineers and technicians are involved in daily and other periodic inspections and maintenance of all rides at all of the theme parks—including more than 1,000 engineers and technicians at the Walt Disney World Resort alone. Many of these engineers, with a wide variety of engineering degrees, professional registrations and technical certifications, were also involved in the original design and manufacturing of the rides and thus have a clear understanding of their proper operation and maintenance. We utilize state-of-the-art diagnostic and inspection equipment to monitor the proper operation of rides on an ongoing basis.

We also take numerous steps to encourage all of our guests to take responsibility for their own safety by following warning and safety signs prominently displayed at our attractions, by reviewing guest literature and by listening to audio announcements of appropriate behavior and actions while aboard theme park rides.

Finally, we cooperate fully with state safety regulatory and reporting programs. The State of Florida, for example, reviews the safety program at each park twice a year to assure that it meets or exceeds state requirements. In addition, we report information relating to serious injuries or fatalities to Florida’s Department of Agriculture and Consumer Affairs, which makes the information publicly available. In California, legislation adopted in 1999 established an amusement park ride inspection program and accident reporting requirements that are administered by a state regulatory agency. Since the enactment of this legislation, we have cooperated with the California regulatory agency regarding the inspection of rides and the reporting of accidents at our California parks.

In June 2002, the Company published a special “Report on Safety,” describing the safety programs at the Company’s theme parks and resorts. Copies of the report can be obtained upon request to the Company’s Corporate Secretary, or through the “Park Safety” section of the Company’s website.

We believe that The Walt Disney Company is already an industry leader in promoting theme park safety, and that a further special report on the subject would not meaningfully benefit the Company or its shareholders.

Accordingly, the Board of Directors recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Proposal 3

The Company has been notified that Ms. Michele McGeoy intends to present the following proposal for consideration at the annual meeting:

“WHEREAS, while Disney CEO Michael Eisner has received compensation exceeding $700 million since 1996, Disney shareholders have seen the value of their investment perform poorly compared to the overall stock market. From September 30, 1996, the date when Mr. Eisner received a stock option grant of 24 million shares (split-adjusted), through August 30, 2002, Disney shareholders lost 22.6% of their investment. Over the same period, the Standard & Poors 500 index gained 45.1% and the Standard & Poors Entertainment and Leisure Index rose 46.4%;

“WHEREAS, Disney’s compensation policies concentrate large amounts of stock options in the hands of a small number of executives. According to Disney’s SEC filings, the company’s top five executive officers, representing 0.004% of Disney’s workforce, control 15.6% of the total stock options granted to all employees.

“WHEREAS, there is a growing body of research confirming that firms with broad-based employee ownership grow faster, create more jobs, and retain higher quality employees than firms with narrowly concentrated ownership. According to ‘Unleashing the Power of Employee Ownership,’ a 1999 report by Northwestern’s Kellogg School of Management and the management-consulting firm Hewitt Associates, firms with broad-based stock ownership delivered superior stock market performance and profitability relative to peer firms without employee ownership.

“WHEREAS, in 2001, Disney’s Compensation Committee violated its own performance-based pay standards in granting three executive officers (Messrs. Meisinger, Murphy and Staggs) bonuses ranging from $300,000 to $1,000,000, despite the company losing money, missing financial targets and laying off thousands of employees. ‘Because the pay was not tied to performance, Disney lost tax deductions on some of it.’ reported the New York Times. (April 7, 2002)

“RESOLVED, that the Board conduct a comprehensive executive compensation review and publish a report of this review, omitting proprietary information and prepared at a reasonable cost. This report shall be available to all shareholders, upon request, by August 15, 2003. At a minimum, this review should consider the following:

“1)  Would shareholder value be enhanced if Disney established a policy limiting the concentration of stock options among executive officers?

“2)  Would shareholder value be enhanced if Disney granted executive officers indexed stock options that would reward executives only if Disney stock outperformed its peer group?

“3)  Would shareholder value be enhanced if Disney adopted an executive pay policy freezing executive officer pay during periods of large layoffs?

“4)  Would shareholder value be enhanced if Disney established a policy establishing a maximum ratio between highest paid executive officer and lowest paid employee?

“5)  Would shareholder value be enhanced if Disney adopted a policy of seeking shareholder approval for any executive severance payments beyond the terms negotiated in employment contracts?

“SUPPORTING STATEMENT

“Disney’s executive compensation policies have failed to deliver their promise of enhanced shareholder returns. While executives have become rich, shareholders have suffered mediocre returns over the last six years, and thousands of loyal Disney employees have lost their jobs to layoffs. It is time for the company to try a different approach.

“PLEASE VOTE FOR THIS RESOLUTION.”

The Board of Directors of the Company recommends a vote “AGAINST” this proposal for the following reasons:

As noted above in its Report, the Board’s Compensation Committee, which consists solely of directors who are independent under the Company’s Corporate Governance Guidelines, closely supervises the Company’s executive compensation policies, which are intended to align employee remuneration with the fundamental goal of creating shareholder value while meeting the demands of a highly competitive marketplace for key creative and managerial talent. Grants of stock options and, in certain circumstances, shares of restricted stock form key elements of this policy, and are a necessary component of the Company’s efforts to ensure the competitiveness and attractiveness of its employment policies, particularly at senior levels. In addition to these forms of long-term incentive compensation, the Board considers it both necessary and appropriate, as part of a balanced approach, to recognize particular merit and achievement on an annual basis through the bonus policies outlined in the Report.

The Board does not believe that these objectives can be met through unduly rigid approaches to compensation decisions, although all of the concerns reflected in the proposed resolution – balance, incentive, fairness, performance, proportionality and enhancing shareholder value – are considered in compensation policy decisions. In addition, the Compensation Committee works with counsel and independent consultants to help ensure that its actions are appropriate responses to the needs of the Company and consistent with the practices of the Company’s industry peers.

The Board does not believe any useful purpose would be served by commissioning the preparation of a costly special review on this topic. Accordingly, the Board of Directors recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Proposal 4

The Company has been notified that a representative of the Communications Workers of America intends to present the following proposal for consideration at the annual meeting:

“RESOLVED:  That the shareholders of the Walt Disney Company request the Board of Directors to adopt an executive compensation policy that all future grants to senior executives of stock options shall have an exercise price based on measurable criteria of performance. For the purposes of this resolution, an exercise price based on measurable criteria of performance is defined as either 1) an exercise price that requires the Company to exceed the performance of an appropriate S&P 500 peer group index (such as the index used in the Company’s annual proxy statement); or 2) an exercise price that is set at a premium above the current market price of the stock at the time of the grant.

“Supporting Statement

“Compensation policies for senior executives should provide challenging performance objectives that serve to motivate executives to achieve long-term shareholder value. In the absence of measurable criteria of performance, stock option grants have the potential to excessively compensate executives without a corresponding reward for the shareholders. By tying stock option grants to performance goals—such as specific stock price targets or peer group indexes—senior executives of the Walt Disney Company could be motivated to achieve superior performance that will benefit the shareholders.

“The need for compensation tied to performance is particularly important at Walt Disney because of the exorbitant stock option grants given to top executives over the years. According to the Company’s proxy statements, the top five corporate officers exercised options worth $721,899,246 for the five years between 1997 and 2001. According to proxy statements, Mr. Eisner exercised options worth $680,265,207 in the same period. Meanwhile, the price of Company stock dropped 14.7 percent between January 1997 and December 2001.

“Stock options are supposed to align the interests of management with those of the shareholders. But when the options are numbered in the millions, as here, a relatively small increase in the price of the stock could permit an executive to reap tens or hundreds of millions of dollars, without providing material benefits to the shareholders. Stock options with weak performance criteria give windfalls to executives who are fortunate to hold them during a bull market and penalize executives who hold them during a bear market.

“In sum, we believe shareholders of Walt Disney would be best served if future stock option grants are based on measurable criteria of performance as defined above to provide a better incentive for senior executives to achieve superior shareholder returns.

“We urge a vote FOR this resolution.”

The Board of Directors of the Company recommends a vote “AGAINST” this proposal for the following reasons:

This proposal requests the Board of Directors to restrict the flexibility of its Compensation Committee in determining the form of option grants to senior executives. Specifically, it seeks to tie all future option grants to senior executives to special performance standards other than the market performance of the Company’s stock. The Board does not believe that such a policy would serve the best interests of the Company or its shareholders.

The Board has delegated to the Compensation Committee, which consists solely of directors who are independent under the Company’s Corporate Governance Guidelines, responsibility for developing and implementing a balanced and responsible approach to executive compensation, with a view to promoting the alignment of management’s interests with those of all shareholders and meeting the competitive requirements of the contemporary marketplace for creative and managerial talent. Option grants play a significant role in this effort, since they directly relate increases in the value of the Company’s common stock to employee compensation.

The Board agrees that the approach recommended in this resolution may have merit in individual cases or specific circumstances. In fact, the Board implemented precisely the policy proposed here in connection with the 1996 grant of options to the Company’s chief executive officer. As noted above under “How Is the Company’s Chief Executive Officer Compensated?,” 37.5% of the options granted to Michael Eisner in 1996 carry above-market exercise prices: 12.5% bear an exercise price equal to 125% of the fair market value of the Company’s stock on the date of grant; another 12.5% were granted at 150% of fair market value; and another 12.5% were granted at double the fair market value of the stock at the time.

The Compensation Committee thus recognizes that there may be circumstances in which additional performance criteria, as proposed in this resolution, may be appropriate. In this connection, however, the Board believes that the Committee must retain flexibility to take other relevant factors into account as well, including the relationship between such additional criteria and the value of the options as a component of compensation in a competitive environment. The Company competes for talent with many other companies, the vast majority of which offer conventional stock options, and would be placed at a significant competitive disadvantage if it unilaterally adopted the mandatory and exclusive stock option policy described in the proposal. The resulting loss of flexibility and competitiveness would significantly diminish the Company’s ability to structure balanced compensation packages. Moreover, implementation of the proposed policy could require increases in stock option grants as a means of restoring the Company’s overall competitiveness.

Accordingly, the Board cannot support this proposal as a mandatory, and exclusive, approach to stock option compensation, because it would deprive the Compensation Committee of important flexibility to structure individual compensation awards in ways designed to best serve broad corporate objectives. Thus, while the Board respects the spirit of this proposal, it does not believe its rigid implementation would be in the best interests of the Company or its shareholders.

Accordingly, the Board of Directors recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, P.O. Box 11447, Burbank, California 91510-1447.

Advance Notice Procedures.    Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2004 annual meeting, between November 20 and December 20, 2003. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the 2004 Annual Meeting.    Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2004 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Corporate Secretary no later than September 30, 2003. Proposals should be sent to Corporate Secretary, The Walt Disney Company, 500 S. Buena Vista Street, Burbank, California 91521-0931.

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $16,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ANNEX I

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Board of Directors of The Walt Disney Company include oversight of the Company’s systems of internal control, preparation and presentation of financial reports and compliance with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in the fulfillment of its duties to the Company and its shareholders. As more fully set forth below, the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the adequacy of the Company’s system of internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications and independence of the Company’s independent auditors; and
•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

Authority.    The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary or appropriate.

Membership.    The Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board of Directors. Each Committee member shall meet the independence requirements set out by the New York Stock Exchange, as well as the independence standards set forth in the Company’s Corporate Governance Guidelines. All Committee members shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise. No member of the Audit Committee shall receive any compensation from the Company other than his or her Directors’ fees and benefits.

Procedures.    The Committee shall meet at least four times a year and may call special meetings as required. Meetings may be called by the Chair of the Committee or the Chairman of the Board. The presence in person or by telephone of three members shall constitute a quorum. Meetings may be held at any time, any place and in any manner permitted by applicable law and the Company’s Bylaws. Minutes of the Committee’s meetings shall be kept. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Committee members prior to each meeting to allow time for review. The Committee shall have authority to create and delegate specific tasks to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities. The results of the meetings shall be reported regularly to the full Board.

Responsibilities.    The Company’s executive management bears primary responsibility for the Company’s financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Committee’s responsibilities and related key processes are described below. From time to time, the Committee may take on additional responsibilities, at the request of the Board.

(a)    Financial Reporting.    The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•	review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;
•	review the accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;
•	review with management and the Company’s independent auditors significant changes to the Company’s accounting principles or their application as reflected in the financial reports;
•
meet periodically with the Company’s independent auditors (in private, as appropriate) (a) to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports; (b) to review any audit problems or difficulties and management’s response; (c) to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company’s financial statements; (d) to examine the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed; (e) to determine if any restrictions have been placed by management on the scope of their audit, and (f) to discuss any other matters the Committee deems appropriate;

•	meet periodically in private with the Company’s management;
•	review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and
•
review draft quarterly and annual financial statements and discuss their appropriateness with management and the Company’s independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b)    Relationship with Independent Auditors.    The Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•	retain and terminate, if appropriate, the Company’s independent auditors, in consultation with the full Board;
•	review the scope and extent of audit services to be provided;
•	review the overall audit plan, including the risk factors considered in determining the audit scope;
•	review the independent auditors’ annual letter pursuant to Independence Standards Board Standard No. 1, outlining all relationships that may impact their independence;
•	review with the independent auditors the extent of non-audit services provided and related fees, and approve any non-audit relationships;
•	determine whether the Committee believes the outside auditors are independent;
•	review the responsiveness of the outside auditors to the Company’s needs;
•
at least annually, obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company;

•	set clear hiring policies for employees or former employees of the Company’s independent auditors;
•
inquire of management, management auditors and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

•	review significant management audit findings and recommendations, and management’s responses thereto;
•	meet periodically with management auditors in private session (without the participation of management or the independent auditors);
•	review management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;
•	review the Company’s policies and practices with respect to risk assessment and risk management;
•	review the Company’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;
•	review significant cases of conflicts of interest, misconduct or fraud;
•	review significant issues between the Company and regulatory agencies; and
•	review as appropriate material litigation involving the Company.

(c)    Relationship with Management Auditors.    The Committee shall have responsibility for determining that the Management Audit department is effectively discharging its responsibilities. In carrying out this responsibility, the Committee shall:

•	review and approve the Management Audit department’s charter;
•	review the appropriateness of the funding, staffing and operational independence of Management Audit; and
•	review and approve the appointment or dismissal of the Vice President of (or corresponding officer responsible for) Management Audit.

(d)    Preparation of Reports.    The Committee shall prepare and approve the Committee’s report included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

Annual Performance Review.    The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder.

ANNEX II

AMENDED AND RESTATED 1997 NON-EMPLOYEE DIRECTORS
STOCK AND DEFERRED COMPENSATION PLAN

The 1997 Non-Employee Directors Stock and Defined Compensation Plan, which was originally effective December 15, 1997, is hereby amended and restated in its entirety as set forth below, effective as of January 27, 2003.

1.    Purposes and Authorized Shares.    The purposes of the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan (the “Plan”) of The Walt Disney Company are to attract, motivate and retain eligible directors of the Company who elect to participate in this Plan by offering them opportunities to defer compensation, to encourage eligible directors to increase their stock ownership in the Company and to allow for non-elective deferrals. An aggregate number not to exceed 400,000 Shares of Common Stock (subject to adjustments contemplated by Section 5.7) may be delivered pursuant to this Plan. Such Shares shall be authorized but unissued Shares of Common Stock or previously issued Shares held as treasury shares.

2.    Definitions.    Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

Account or Accounts means one or more of the Participant’s Cash Account(s), Stock Unit Account(s) or Share Account, as the context requires.

Applicable Percentage means the percentage of Eligible Compensation subject to deferral or payment in Shares.

Average Fair Market Value means the average of the Fair Market Values of a share of Common Stock during the last 10 trading days preceding the applicable Award Date.

Award Date means, in the case of Cash Account deferrals, each date on which cash would otherwise have been paid; in the case of Unit Account deferrals, the last day of each calendar quarter, except as provided in Section 5.5; in the case of Share elections under Section 4.1(a), the last day of each Year, except as provided in Section 5.5; and in the case of Rollover Accounts, December 31, 1997.

Board means the Board of Directors of the Company.

Cash Account means the bookkeeping account maintained by the Company on behalf of a Participant who elects to defer his or her Compensation in cash pursuant to Section 4.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Common Stock of the Company, subject to adjustment pursuant to Section 5.7.

Committee means the Board or a Committee of the Board acting under delegated authority from the Board.

Company means The Walt Disney Company, a Delaware corporation, and its successors and assigns.

Dividend Equivalent means the amount of cash dividends or other cash distributions paid by the Company on that number of Shares of Common Stock which is equal to the number of Stock Units then credited to a Participant’s Stock Unit Account on the applicable measurement date which amount shall be allocated as additional Stock Units to the Participant’s Stock Unit Account, as provided in Section 5.4.

Effective Date means December 15, 1997.

Eligible Compensation means retainer and meeting fees for services as a director that would be payable to the director in cash if not elected for deferral or payment in stock under the Plan.

Eligible Director means a member of the Board who is not an officer or employee of the Company or a subsidiary and who is compensated in the capacity as a director and (with reference to any outstanding Account balance under this Plan) any person who has an Account balance under this Plan by reason of his or her prior status as an Eligible Director or Section 8.8.

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value means on any date the average of the high and low prices of the Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal or otherwise reliably reported, of the principal securities exchange or market on which the Common Stock is so listed, admitted to trade, or quoted or, if there is no trading of the Common Stock on such date, then the average of the high and low prices of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares. If the Common Stock is not so listed, admitted or quoted, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for purposes of this Plan.

Interest Rate means an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield as of the most recent date for which such yield is published prior to the beginning of the applicable quarter, or such other reasonable rate of interest as the Board by resolution may from time to time establish for any Year no later than the end of the preceding year.

Participant means any person who elects to participate in this Plan or otherwise has an Account balance under this Plan.

Plan means the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan of the Company.

Rollover Account means the bookkeeping account maintained by the Company on behalf of an Eligible Director with respect to his or her prior account balance under the Company’s 1984 Deferred Compensation Plan for Outside Directors (the “1984 Plan”) which has been converted into a Cash Account or Stock Unit Account under this Plan pursuant to Section 8.8.

Shares means shares of Common Stock.

Share Account means an Account established under Section 5.3 pursuant to an election under Section 4.1(a).

Stock Unit or Unit means a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Common Stock of the Company solely for purposes of this Plan.

Stock Unit Account means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.2.

Year means each calendar year during the term of this Plan, commencing with the year 1998.

3.    Participation.    Each Eligible Director shall become a Participant upon the earlier to occur of (a) his or her election to defer under and subject to Section 4 of this Plan his or her Eligible Compensation for any Year or (b) the crediting of Units to his or her Stock Unit Account pursuant to Section 5.2(b).

4.    Share or Deferral Elections.

4.1    Time and Types of Elections.    On or before the December 30 immediately preceding each Year (or, in the case of a person who first becomes an Eligible Director during the Year, within 30 days after becoming an Eligible Director), each Eligible Director may make an irrevocable election, subject to Section 4.2, (a) to receive his or her Eligible Compensation for the Year in Shares and/or (b) to defer:

(1)    In a Cash Account the Eligible Compensation not otherwise deferred in Stock Units for services to be rendered by the Eligible Director during the next Year (or remainder of the Year, as the case may be); or

(2)    In a Stock Unit Account the Eligible Compensation not otherwise deferred in a Cash Account and payable to the Eligible Director for services to be rendered during the next Year (or remainder of the Year, as the case may be).

4.2    Permitted Amounts; Elections.    Unless the Committee specifies otherwise, the portions of the Eligible Compensation subject to deferral or payment in Shares shall be limited to increments of 25%, 50%, 75% or 100% (the “Applicable Percentage”). All elections shall be in writing on forms provided by the Company. If an election is made under this Section 4 and is not revoked or changed with respect to the following Year by the end of the applicable Year, the election will be deemed a continuing one.

5.    Deferral Accounts

5.1    Cash Account.    If an Eligible Director has made a cash election under Section 4.1(b)(1), the Company shall establish and maintain a Cash Account for the Participant under this Plan, which Account shall be a memorandum account on the books of the Company. An Eligible Director’s Cash Account shall be credited as follows:

(a)    As of the date the Eligible Compensation would have been otherwise payable, the Company shall credit the Participant’s Cash Account with an amount equal to the Applicable Percentage of the Eligible Compensation; and

(b)    As of the last day of each calendar quarter, the Participant’s Cash Account shall be credited with interest on the balance credited to such account as of the last day of the preceding quarter, plus interest from the applicable date of crediting under Section 5.1(a) on any additional amounts deferred during the current quarter, at the Interest Rate (adjusted for the applicable period of accrual).

5.2    Stock Unit Account.

(a)    Elective Deferrals.

(1)    Ongoing Elections.    If an Eligible Director has made a Stock Unit election under Section 4.1(b)(2), the Committee shall, as of the last day of each calendar quarter in which the Eligible Compensation was earned and would otherwise be paid, credit the Participant’s Stock Unit Account with a number of Units determined by dividing an amount which is equal to the Applicable Percentage of the Participant’s Eligible Compensation (after crediting any interest that would have been credited as of such date if the amount had been deferred into a Cash Account under Section 5.1) by the Average Fair Market Value of a share of Common Stock as of the Award Date.

(2)    One-Time Rollover Election.    If an Eligible Director has made a Stock Unit election under Section 8.8, the Committee shall, as of December 31, 1997, credit the Participant’s Stock Unit Account with a number of Units determined by dividing the Applicable Percentage of the Rollover Account (after crediting any interest that would have been credited as of such date under the 1984 Plan) by the Average Fair Market Value of a share of Common Stock as of the Award Date.

(b)    Non-Elective Deferrals.    The Board may direct the Committee to credit Units to an Eligible Director’s Stock Unit Account at such times and in such amounts at it determines regardless of whether such Eligible Director has made a deferral election under Section 4.1, and shall determine the time or times of distribution of such Units.

(c)    Limitations on Rights Associated with Units.    An Eligible Director’s Stock Unit Account shall be a memorandum account on the books of the Company. The Units credited to an Eligible Director’s Stock Unit Account shall be used solely as a device for the determination of the number of Shares of Common Stock to be eventually distributed to the Participant in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Units granted or credited under this Plan. The number of Units credited (and the number of Shares to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 5.7 and the terms of this Plan.

5.3    Share Accounts.    If an Eligible Director has made a Share election under Section 4.1(a), an amount equal to the Applicable Percentage of the Eligible Compensation shall be credited to a Share Account, payable as soon as practicable after the end of the applicable Year or any earlier termination of service. The amount of the Share Account shall accrue interest from the date the Eligible Compensation deferred would otherwise have been paid until the Year-end (or earlier date of termination) at the Interest Rate (adjusted for the applicable period of accrual).

5.4    Dividend Equivalent Credits to Stock Unit Account.    As of the end of each quarter, an Eligible Director’s Stock Unit Account shall be credited with additional Units in an amount equal to the Dividend Equivalents representing dividends paid during the quarter on a number of Shares equal to the aggregate number of Stock Units in the Participant’s Stock Unit Account as of the end of the preceding quarter divided by the Average Fair Market Value of a share of Common Stock as of the applicable crediting date.

5.5    Immediate Vesting and Accelerated Crediting.

(a)    Units and Other Amounts Vest Immediately.    All Units or other amounts credited to one or more of an Eligible Director’s Accounts shall be at all times fully vested and not subject to a risk of forfeiture.

(b)    Acceleration of Crediting of Accounts.    The crediting of the rights to payment of each Participant in respect of Accounts shall be accelerated if an Eligible Director ceases to serve as a director of the Company. In such case, the amount of interest at the Interest Rate (adjusted for the applicable period of accrual), Units or Shares credited for the quarter in which the termination of services occurs shall be prorated based on the number of days of service during the applicable quarter. For these purposes, the Award Date shall be deemed to be the date of termination of service.

5.6    Distribution of Cash or Shares.

(a)    Time and Manner of Distribution of Accounts.

(1)    Cash Accounts and Stock Unit Accounts.    The cash or Shares respectively payable under this Plan in respect of Cash Accounts or Stock Unit Accounts (except as provided in Section 5.2(b)) shall be distributed to the Participant (or, in the event of his or her death, the Participant’s Beneficiary), subject to Section 8.8, at such time and in such manner as elected by the Participant and set forth in the Participant’s Election Agreement. A Participant may elect any of the distribution commencement dates and methods of distribution (lump sum or annual installments) set forth in the form of Election Agreement approved by the Committee from time to time. Notwithstanding the foregoing, if after a termination of service the balance remaining in an Eligible Director’s Cash Account is less than $10,000 or, if the number of Units remaining in the Participant’s Stock Unit Accounts is less than 100, then such remaining balances shall be distributed in a lump sum.

(2)    Share Accounts.    The Shares payable under this Plan in respect of Share Accounts under Section 5.3 shall be delivered as soon as practicable after completion of the Year (or shorter service period, in the event of termination of service), but no later than 30 business days following (x) the end of the Year or (y) the date of termination of service, if applicable. The number of Shares deliverable shall be determined by (i) dividing the amount of the Share Account (after crediting all amounts contemplated hereby) by the “Average Annual Fair Market Value” of the Company’s Common Stock during the Year or other applicable service period, and (ii) rounding the number of Shares determined down to the nearer whole number of such Shares. The “Average Annual Fair Market Value” means the sum of the Fair Market Values of the Common Stock on the last day of each quarter during the applicable service period (i.e., the calendar year or applicable shorter period) divided by the number of measurement dates during such service period.

(b)    Change in Manner of Distribution of Cash Accounts or Stock Unit Accounts.    A Participant may change the manner of any distribution election from a lump sum to annual installments (or vice versa) with respect to amounts credited under a Cash Account or Stock Unit Account by filing a written election with the Committee on a form provided by the Committee; provided, however, that, unless the Committee otherwise provides, no such election shall be effective until at least 12 months after such election is filed with the Committee, and no such election shall be effective with respect to any Account after benefits with respect to such Account have commenced. An election made pursuant to this Section 5.6(b) shall not affect the date of the commencement of benefits.

(c)    Change in Time of Distribution of Cash Accounts or Stock Unit Accounts.    A Participant may elect to further defer the commencement of any distribution to be made with respect to any elective amounts credited under any Cash or Stock Unit Account by filing a new written election with the Committee on a form approved by the Committee; provided, however, that, unless the Committee otherwise provides, (1) no such election shall be effective until 12 months after such election is filed with the Committee, and (2) no such new election shall be effective with respect to any Account after benefits with respect to the Account shall have commenced. An election made pursuant to this Section 5.6(c) shall not affect the manner of distribution (i.e., lump sum versus installments), the terms of which shall be subject to Section 5.6(b) above.

(d)    Form of Distribution of Cash Accounts or Stock Unit Accounts.    Stock Units credited to an Eligible Director’s Stock Unit Account shall be distributed in an equivalent whole number of Shares of the Company’s Common Stock. Any fractional share interests shall be accumulated and paid in cash with the last distribution. All amounts credited to an Eligible Director’s Cash Account shall be distributed in cash.

(e)    Acceleration of Share Account Distribution on Termination of Service.    Notwithstanding Section 5.6(a)(2) if a Participant’s service terminates, a Participant’s Share Account (including accelerated benefits under Section 5.5(b)), if any, shall be distributed as soon as practicable, but no later than 30 business days thereafter, and the number and valuation of the Shares will be based on the amount in the Account, plus interest (on a per diem basis) based on the Interest Rate (adjusted for the applicable accrual period), divided by the Average Annual Fair Market Value.

(f)    Acceleration.    The Board by declaration may accelerate any payment date (using for valuation purposes the date of its decision and prior retainer payment dates in the applicable period) in extraordinary circumstances where it determines that such action is necessary or advisable to prevent a forfeiture or permit the realization of intended benefits and is otherwise fair to the director and the Company.

5.7    Adjustments in Case of Changes in Common Stock.    If there shall occur any change in the outstanding Shares of the Company’s Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company’s Common Stock (other than cash dividends and cash distributions), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares and Units, and in rights in respect of Stock Unit Accounts and Share Accounts credited under this Plan so as to preserve the benefits intended.

6.    Administration

6.1    The Administrator.    The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

6.2    Committee Action.    A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

6.3    Rights and Duties; Delegation and Reliance; Decisions Binding.    Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(1)    To construe and interpret this Plan;
(2)    To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);
(3)    To make all other determinations required by this Plan;
(4)    To maintain all the necessary records for the administration of this Plan; and
(5)    To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee’s determination of benefits payable to Participants, including decisions as to adjustments under Section 5.7, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

7.    Plan Changes and Termination

7.1    Amendments.    Subject to Section 8.9, the Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.7, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to then outstanding Accounts (and the right to interest (the specific rate of which may be changed from time to time by the Board as above provided) or Dividend Equivalent credits thereon so long as the Account is outstanding); provided further, that no amendment shall increase the number of authorized shares under Section 1 or expand the class of eligible individuals to include employees unless the Company’s shareholders approve the amendment. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by upon receipt of notice the amendment.

7.2    Term.    It is the current expectation of the Company that this Plan shall continue indefinitely, but, in the case of the crediting of the Stock Units and/or Share Accounts, subject to the number of Shares available for issuance under this Plan. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth on the notice. All Participants shall be bound thereby. No benefits shall accrue in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

8.    Miscellaneous

8.1    Limitation on Participants’ Rights.    Participation in this Plan shall not give any person the right to serve as a member of the Board or any rights or interests other than as herein provided. This Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Cash Accounts, and rights no greater than the right to receive the Common Stock (or equivalent value as a general unsecured creditor) with respect to Stock Units or Share Accounts. Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of a certificate representing the Shares.

8.2    Beneficiaries.

(a)    Beneficiary Designation.    Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death. The Company and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

(b)    Definition of Beneficiary.    A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under this Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3    Benefits Not Transferable; Obligations Binding Upon Successors.    Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance. Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.4    Governing Law; Severability.    The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5    Compliance with Laws.    This Plan and the offer, issuance and delivery of Shares of Common Stock and/or the payment of money through the deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

8.6    Plan Construction.    It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that to the extent consistent therewith the crediting of Units and Dividend Equivalents and the distribution of Shares and cash hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Sections 8.5, permit elections by individual directors that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Directors under this Plan is not compromised.

8.7    Headings Not Part of Plan.    Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

8.8    Relationship to the 1984 Deferred Compensation Plan for Outside Directors.    This Plan superseded in its entirety the 1984 Deferred Compensation Plan for Outside Directors (the “1984 Plan”) effective December 31, 1997. As of that date, accrued balances under the 1984 Plan for the benefit of any current Eligible Director were credited to a Cash Account or, at the irrevocable election of the director received by the Company prior to December 30, 1997, a Stock Unit Account under this Plan. The Account thereafter has been and shall be credited and payable in accordance with the provisions of this Plan applicable to Stock Unit Accounts and/or Cash Accounts, as the case may be.

8.9    Shareholder Approval.    The Plan as amended and restated effective as of January 27, 2003, shall be subject to approval by the Company’s shareholders. To the extent required under applicable law or listing agency rules or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
If you vote by phone or vote using the Internet, please do not mail your proxy. THANK YOU FOR VOTING
The Walt Disney Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2003 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided, or return it to The Walt Disney Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				WD2003 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE WALT DISNEY COMPANY

The Board recommends a vote FOR items 1, 2 and 3.

(1)    ELECTION OF DIRECTORS:

(01) John E. Bryson, (02) Roy E. Disney, (03) Michael D. Eisner, (04) Judith L. Estrin, (05) Stanley P. Gold, (06) Robert A. Iger, (07) Monia C. Lozano, (08) Robert W. Matschullat, (09) George J. Mitchell, (10) Thomas S. Murphy, (11) Leo J. O’Donovan, S.J., (12) Raymond L. Watson, (13) Gary L. Wilson
				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s number on the line below.

				.	The Board recommends a vote AGAINST items 4, 5, 6 and 7.

Vote On Proposals (2) To ratify the appointment of PricewaterhouseCoopers as the Company’s independent accountants for 2003.	For ☐	Against ☐	Abstain ☐		(4) To approve the shareholder proposal relating to labor standards for China. (5) To approve the shareholder proposal relating to theme park safety reporting.		For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
(3) To approve the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan.	☐	☐	☐		(6) To approve the shareholder proposal relating to executive compensation.		☐	☐	☐

If you plan on attending the Annual Meeting, please check this box.			☐		(7) To approve the shareholder proposal relating to stock options.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date